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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Amicus Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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April 29, 2015

Dear Stockholder:

        We are pleased to invite you to attend our 2015 Annual Meeting of Stockholders to be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Wednesday, June 10, 2015, at 9:00 a.m. Eastern Daylight Time.

        Enclosed are the following:

  •
  Our Notice of Annual Meeting of Stockholders and Proxy Statement for 2015;

  •
  Our Annual Report on Form 10-K for 2014; and

  •
  A proxy card with a return envelope to record your vote.

        The accompanying notice of the 2015 Annual Meeting and Proxy Statement describe the business we will conduct at the meeting and provide information about Amicus Therapeutics, Inc. that you should consider when you vote your shares.

        Your vote is important. When you have finished reading the Proxy Statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope or vote via telephone or Internet according to the instructions in the Proxy Statement. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the Proxy Statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend in person.

Sincerely,

John F. Crowley
 Chairman and Chief Executive Officer

April 29, 2015

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

        The 2015 Annual Meeting of Stockholders of Amicus Therapeutics, Inc. will be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Wednesday, June 10, 2015 at 9:00 a.m. Eastern Daylight Time. The purpose of this meeting is to vote on the following:

  1.
  Elect two Class II directors as nominated by the Board of Directors each to serve a three-year term expiring at the 2018 Annual Meeting or until their respective successors have been elected.

  2.
  Approve an amendment to our Restated Certificate of Incorporation to increase the number of shares of common stock, par value $.01 per share, that we are authorized to issue from 125,000,000 shares to 250,000,000 shares.

  3.
  Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

  4.
  Approve, on an advisory basis, the Company's executive compensation; and

  5.
  Consider and act upon any other business that is properly presented at the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the 2015 Annual Meeting is April 16, 2015. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS:
William D. Baird III Chief Financial Officer and Secretary

Cranbury, New Jersey
April 29, 2015

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card or vote by telephone or the Internet as instructed in the accompanying materials as promptly as possible in order to ensure your representation at the meeting. You can revoke a proxy at any time prior to its exercise by following the instructions in the Proxy Statement. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must provide a valid proxy issued in your name from that record holder.

AMICUS THERAPEUTICS, INC.
1 Cedar Brook Drive, Cranbury, New Jersey 08512
(609) 662-2000

PROXY STATEMENT FOR THE AMICUS THERAPEUTICS, INC.
2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JUNE 10, 2015

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

        We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the "Board") of Amicus Therapeutics, Inc. (sometimes referred to as "we," "us," "our," "Amicus" or the "Company") is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders (the "Annual Meeting") and any adjournments of the meeting to be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Wednesday, June 10, 2015 at 9:00 a.m. Eastern Daylight Time. This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. You do not need to attend the Annual Meeting to vote your shares. Instead you may simply complete, date, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy by telephone or on the Internet.

        We intend to mail this Proxy Statement, our 2014 Annual Report on Form 10-K, the attached Notice of Annual Meeting and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting on or about April 29, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON JUNE 10, 2015.

THE PROXY STATEMENT AND FORM OF PROXY FOR OUR 2015 ANNUAL MEETING OF STOCKHOLDERS AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014 ARE AVAILABLE AT: www.sec.gov, through the Investor Relations section of our web site at www.amicusrx.com or at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15417.

Who Can Vote?

        Only stockholders of record at the close of business on April 16, 2015 are entitled to vote at the Annual Meeting. On this record date, there were 96,375,015 shares of our common stock ("Common Stock") outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The Common Stock is our only outstanding class of voting stock.

  Stockholder of Record: Shares Registered in Your Name

        If, on April 16, 2015, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or follow the instructions on the proxy card to submit your vote by telephone or Internet to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If, on April 16, 2015, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. A number of brokers and banks enable beneficial owners to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you provide a valid proxy from your broker, bank or other custodian.

What am I voting on?

        There are four matters scheduled for a vote:

  •
  election of two Class II directors;

  •
  an amendment to our Restated Certificate of Incorporation to increase the number of shares of common stock, par value $.01 per share, that we are authorized to issue from 125,000,000 shares to 250,000,000 shares;

  •
  ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015; and

  •
  approval, on an advisory basis, of the Company's executive compensation.

How Do I Vote?

        Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting.

        Stockholder of Record:    If your shares are registered directly in your name, you may vote:

  •
  By mail.  Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.

  •
  In person at the meeting.  If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

  •
  By telephone.  You may vote over the telephone by calling toll- free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from outside the United States and follow the recorded instructions. Please have your proxy card available when you call. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 9, 2015 to be counted.

  •
  Internet.  You may vote via the Internet by going to www.voteproxy.com and follow the on-screen instructions. Please have your proxy card available when you access the web page. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 9, 2015 to be counted.

        Beneficial Owner:    If your shares are held in "street name" (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

  •
  By mail.  You will receive instructions from your broker or other nominee explaining how to vote your shares.

  •
  In person at the meeting.  Contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Many Votes do I have?

        Each share of Common Stock that you own as of April 16, 2015, entitles you to one vote on each matter to be voted on at the Annual Meeting.

Will My Shares be Voted if I Do Not Return My Proxy Card?

        If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under "How Do I Vote?" If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under "How Do I Vote?," the bank, broker or other nominee has the authority to vote your unvoted shares only for Proposal 3. The broker, bank or other nominee will not be permitted to vote on the other Proposals without your voting instructions. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a "broker non-vote".

May I Revoke My Proxy?

        If you give a proxy, you may revoke it at any time before the Annual Meeting. You may revoke your proxy in any one of the following ways:

  •
  signing a new proxy card and submitting it as instructed above;

  •
  notifying the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy; or

  •
  attending the meeting in person and voting in person if you are a stockholder of record. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

        You may receive more than one proxy card or voting instruction form if you hold shares of our Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under "How Do I Vote?" for each account to ensure that all of your shares are voted.

How Does the Board of Directors Recommend That I Vote on the Proposals?

        The Board recommends that you vote as follows:

  •
  "FOR" the election of the nominees for director;

  •
  "FOR" the amendment to our Restated Certificate of Incorporation increasing the number of shares of Common Stock that we are authorized to issue from 125,000,000 shares to 250,000,000 shares;

  •
  "FOR" ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015; and

  •
  "FOR" the approval of the compensation of our named executive officers

        If any other matter is properly presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a "plurality" of the votes) will be elected. Abstentions are not counted as voting on the matter for purposes of electing directors. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name for the election of directors. These broker non-votes will have no effect on the results of this vote.
Proposal 2: Approve the Amendment to our Restated Certificate of Incorporation	The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to approve the amendment to our Restated Certificate of Incorporation. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have the authority to vote customers' unvoted shares held by the firms in street name on this proposal. These broker non-votes will have no effect on the results of this vote. Our Board has approved the amendment to our Restated Certificate of Incorporation and believes it is in the best interest of the stockholders to approve it.
Proposal 3: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to ratify the selection of our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name on this proposal. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, our Board believes it is advisable to give stockholders the opportunity to ratify this selection. If our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, the Audit Committee of our Board will reconsider its selection.
Proposal 4: Approval, on an Advisory Basis, of Executive Compensation	The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to adopt this resolution. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name for this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. This advisory vote on executive compensation is not binding on our Board. However, the Board will take into account the result of the vote when determining future executive compensation arrangements.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count "For" and "Withhold" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. Shares represented by abstentions and broker non- votes will be counted in determining whether there is a quorum for the Annual Meeting. Abstentions will have no effect on Proposal 1 but will have the effect of a vote against Proposal 2, 3 and 4. Broker non-votes will not be counted towards the vote total for any proposal.

Who Will Pay the Costs of Soliciting these Proxies and How Are They Being Solicited?

        We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

        The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our Common Stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days after the Annual Meeting.

When are stockholder proposals due for next year's Annual Meeting?

        If you wish to submit a proposal to be considered for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to Securities and Exchange Commission ("SEC") Regulation 14A, Rule 14a-8 and received by the Secretary of the Company no later than December 31, 2015. Proposals received after that date will not be included in the proxy materials we send out in connection with the 2016 Annual Meeting of Stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. To be timely, stockholder notice of any such proposal must be received by us not earlier than December 1, 2015 and not later than December 31, 2015; provided, however, that in the event that the date of the 2016 Annual Meeting of Stockholders is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the 2015 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered not earlier than the close of business on the ninetieth (90) day prior to the 2016 Annual Meeting of Stockholders and not later than the close of business on the later of the sixtieth (60th) day prior to the 2016 Annual Meeting of Stockholders or the tenth (10th) day following the day on which we make a public announcement of the 2016 Annual Meeting of Stockholders. All stockholder proposals should be marked for the attention of Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.

Attending the Annual Meeting

        The Annual Meeting will be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Wednesday, June 10, 2015 at 9:00 a.m. Eastern Daylight Time. When you arrive at Amicus, signs will direct you to the appropriate meeting rooms. You are not required to attend the Annual Meeting in order to vote.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 31, 2015 for (a) the executive officers named in the Summary Compensation Table contained in this Proxy Statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

        We deem shares of Common Stock that may be acquired by an individual or group within 60 days of March 31, 2015 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 96,375,015 shares of Common Stock outstanding on March 31, 2015.

        Unless otherwise indicated below, the address of each of the individuals named below is: c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, NJ 08512.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Of Shares Beneficially Owned
5% Stockholders
Entities affiliated with Perceptive Advisors LLC(1)	14,439,444	15.0%
499 Park Avenue, 25th Floor
New York, NY 10022
Entities affiliated with Redmile Group, LLC(2)	10,075,274	10.3%
One Letterman Drive, Bldg. D, Suite D3-700
San Francisco, CA 94129

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Of Shares Beneficially Owned
Named Executive Officers and Directors
John F. Crowley(3)	1,391,618	1.4%
William D. Baird III(4)	272,033	*
Bradley L. Campbell(5)	501,726	*
Jay Barth, M.D.(6)	76,040	*
Kenneth W. Peist(7)	207,001	*
Donald J. Hayden, Jr.(8)	131,240	*
Glenn P. Sblendorio(9)	71,933	*
Michael G. Raab(10)	70,000	*
Sol J. Barer, Ph.D.(11)	135,000	*
Margaret G. McGlynn, R.Ph.(12)	80,000	*
Ted W. Love, M.D.(13)	178,875	*
Robert Essner(14)	36,250	*
James N. Topper, M.D., Ph.D.(15)	3,590,678	3.7%
All directors and executive officers as a group (22 persons)(16)	8,754,990	8.7%

*
Represents beneficial ownership of less than one percent of our outstanding Common Stock.

(1)
This information is provided in reliance upon information included in a Schedule 13G/A filed with the SEC on February 17, 2015. Shares are held of record by Perceptive Advisors LLC.

(2)
Consists of [            ] shares held of record and 421,653 shares underlying a warrant by Redmile Capital Fund, LP; [            ] shares held of record and 938,053 shares underlying a warrant by Redmile Capital Offshore Fund, Ltd.; [            ] shares held of record and 175,867 shares underlying a warrant by Redmile Capital Offshore Fund II, Ltd.; [            ] shares held of record and 64,427 shares underlying a warrant by Redmile Special Opportunities Fund, Ltd. and [            ] shares held of record by a managed account whereby the Redmile Group, LLC serves as sub-advisor.

(3)
Consists of 1,243,224 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2015, 83,499 shares held directly by Mr. Crowley and 64,895 shares held by a trust f/b/o Mr. Crowley. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2015.

(4)
Consists of 222,033 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2015 and 50,000 shares underlying a restricted stock unit grant vesting within 60 days of March 31, 2015. Excludes 50,000 shares underlying an unvested restricted stock unit grant made on April 10, 2014 and shares issuable upon the exercise of stock options that are first exercisable after May 30, 2015.

(5)
Consists of 451,726 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2015 and 50,000 shares underlying a restricted stock unit grant vesting within 60 days of March 31, 2015. Excludes 50,000 shares underlying an unvested restricted stock unit grant made on April 10, 2014, 100,000 shares underlying an unvested restricted stock unit grant made on June 26, 2014 and shares issuable upon the exercise of stock options that are first exercisable after May 30, 2015.

(6)
Consists of 51,040 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2015 and 25,000 shares underlying a restricted stock unit grant vesting within 60 days of March 31, 2015. Excludes 25,000 shares underlying an unvested restricted stock unit grant made on April 10, 2014 and shares issuable upon the exercise of stock options that are first exercisable after May 30, 2015.

(7)
Consists of 182,001 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2015 and 25,000 shares underlying a restricted stock unit grant vesting within 60 days of March 31, 2015. Excludes 25,000 shares underlying an unvested restricted stock unit grant made on April 10, 2014 and shares issuable upon the exercise of stock options that are first exercisable after May 30, 2015.

(8)
Consists of 131,240 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2015. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2015.

(9)
Consists of 60,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2015 and 11,933 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2015.

(10)
Consists of 70,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2015. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2015.

(11)
Consists of 90,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2015 and 45,000 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2015.

(12)
Consists of 80,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2015. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2015.

(13)
Consists of 36,875 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2015 and 142,000 shares held directly by Dr. Love. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2015.

(14)
Consists of 36,250 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2015. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2015.

(15)
Consists of 2,586,886 shares held of record by Frazier Healthcare IV, L.P., 13,128 shares held of record by Frazier Affiliates IV, L.P. and 920,664 shares held of record by Frazier Affiliates V, L.P. Dr. Topper, a member of our Board, holds the title of General Partner with Frazier Healthcare Ventures. In that capacity he shares voting and investment power for the shares held by Frazier Healthcare IV, L.P. and Frazier Affiliates IV, L.P. Dr. Topper disclaims beneficial ownership of the shares held by entities affiliated with Frazier Healthcare Ventures, except to the extent of any pecuniary interest therein. Also, consists of 70,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2015 to Dr. Topper. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2015.

(16)
Consists of 3,774,586 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2015, 325,000 shares underlying restricted stock unit grants vesting within 60 days of March 31, 2015 and 4,655,404 total shares held of record. Excludes 325,000 shares underlying unvested restricted stock unit grants made on April 10, 2014, 100,000 shares and 25,000 shares underlying unvested stock units grants made on June 26, 2014 and July 9, 2014, respectively, and shares issuable upon the exercise of stock options that are first exercisable after May 30, 2015.

 MANAGEMENT

The Board of Directors

        Our Restated Certificate of Incorporation and Restated By-laws provide that our business is to be managed by or under the direction of our Board. Our Board is divided into three classes and one class is elected at each Annual Meeting of Stockholders to serve for a three-year term. Prior to the resignation of M. James Barrett, Ph.D., our Board consisted of 10 members. On April 9, 2015, James N. Topper, M.D., Ph.D., informed us that he did not want to stand for re-election at the Annual Meeting. Following Dr. Topper's decision not to stand for re-election, our Board reduced its size to eight members. Our Board is divided amongst three classes as follows:

  •
  The Class I directors are Dr. Love and Mr. Essner and their term will expire at the 2017 Annual Meeting of Stockholders;

  •
  The Class II directors are Dr. Barer and Mr. Hayden and their term will expire at the 2015 Annual Meeting of Stockholders; and

  •
  The Class III directors are Messrs. Crowley, Raab, and Sblendorio and Ms. McGlynn, and their term will expire at the 2016 Annual Meeting of Stockholders.

        Our Restated Certificate of Incorporation and Restated By-laws provide that the authorized number of directors may be changed only by resolution of the Board. Our Board has authorized that the size of the Board be set at ten members.

        On April [    ], 2015, our Board, upon the recommendation of the Nominating and Corporate Governance Committee, voted to nominate Dr. Barer and Mr. Hayden for re-election as Class II directors at the 2015 Annual Meeting for a term of three years to serve until the 2018 Annual Meeting of stockholders until their respective successors have been duly elected and qualified.

        The Board has determined that each of the director nominees possesses the requisite skills, personal integrity, business judgment, industry experience and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. A description of the background of each, along with other specific experiences, qualifications, attributes or skills that contributed to the Board's decision to nominate the nominees, is set forth below, followed immediately by like disclosure for our existing directors whose terms of office extend beyond the Annual Meeting.

Nominees for Election at the Annual Meeting

Name	Age	Position
Sol J. Barer, Ph.D.(1)	67	Director
Donald J. Hayden, Jr.(2)(3)	59	Director

(1)
Member of Compensation Committee.

(2)
Member of Nominating/Corporate Governance Committee.

(3)
Lead Independent Director.

        Sol J. Barer, Ph.D., has served as a member of our Board since January 2009. Dr. Barer is the Managing Director of SJ Barer Consulting, LLC. He served as Chairman of Celgene Corporation from January 2011 to June 2011 and as Executive Chairman from June 2010 to January 2011. From January 2006 to June 2010, he served as Chief Executive Officer of Celgene, and also as Chairman beginning in January 2007. He was appointed President of Celgene in 1993 and Chief Operating Officer and director in 1994. He previously served as Senior Vice President, Science and Technology, and Vice President/General Manager, Chiral Products, from 1991 to 1994, and Vice President, Technology, from 1987 to 1991.

Dr. Barer serves on the Boards of Directors of Aegerion, InspireMD (Chair), and Medgenics (Chair). He also serves on the Board of Trustees of Rutgers University, the Tourette Syndrome Association, and (Chair) the Biotechnology Council of New Jersey and is on the Board of Trustees of the Brooklyn College Foundation and the Liberty Science Center. He has previously served as Commissioner of the NJ Commission on Science and Technology. Dr. Barer received a Ph.D. in organic chemistry from Rutgers University. Dr. Barer's significant scientific and executive leadership experience in the pharmaceutical industry, experience as Chief Executive Officer and Chairman of a biopharmaceutical company and service on the Board of Directors of another publicly-held biopharmaceutical company contributed to our conclusion that he should continue to serve as a director of the Company.

        Donald J. Hayden, Jr.    has served as a member of our Board since March 2006 and as Lead Independent Director since February 2010. Mr. Hayden served as Chairman from March 2006 until February 2010 and from September 2006 until March 2007 as Interim President and Chief Executive Officer. From 1991 to 2005, he held several executive positions with Bristol-Myers Squibb Company, most recently serving as Executive Vice President and President, Americas. Mr. Hayden is Senior Advisor to Prospect Venture Partners, a life sciences venture capital firm, since 2006 and is a member of the Board of Directors of Insmed Incorporated and Vitae Pharmaceuticals. Mr. Hayden holds a B.A. from Harvard University and an M.B.A. from Indiana University. Mr. Hayden's demonstrated leadership in his field, his prior senior management experience in the pharmaceutical industry, his service on the Board of Directors of another publicly-held biopharmaceutical company and his experience as our Interim Chief Executive Officer contributed to our conclusion that he should continue to serve as a director of the Company.

Directors Whose Terms Do Not Expire This Year

Name	Age	Position
John F. Crowley	48	Chairman & CEO
Robert Essner(4)	67	Director
Ted W. Love, M.D.(2)(3)	56	Director
Margaret G. McGlynn, R.Ph.(1)(3)	55	Director
Michael G. Raab(1)(4)	50	Director
Glenn P. Sblendorio(4)	59	Director

(1)
Member of Compensation Committee

(2)
Member of Science and Technology Committee

(3)
Member of Nominating/Corporate Governance Committee

(4)
Member of Audit Committee

        John F. Crowley has served as Chairman and Chief Executive Officer since February 2010 and Chief Executive Officer since January 2005, except for the period from April 2011 through August 2011 during which time he served as Executive Chairman. Mr. Crowley has also served as a director of Amicus since August 2004, with the exception of the period from September 2006 to March 2007 when he was not an officer or director of Amicus while he was in active duty service in the United States Navy (Reserve). Mr. Crowley was President and Chief Executive Officer of Orexigen Therapeutics, Inc. from September 2003 to December 2004. He was President and Chief Executive Officer of Novazyme Pharmaceuticals, Inc., from March 2000 until that company was acquired by Genzyme Corporation in September 2001; thereafter he served as Senior Vice President of Genzyme Therapeutics until December 2002. Mr. Crowley received a B.S. degree in Foreign Service from Georgetown University's School of Foreign Service, a J.D. from the University of Notre Dame Law School, and an M.B.A. from Harvard Business School. Mr. Crowley's demonstrated leadership in his field, his prior senior management experience in our industry including as Chief Executive Officer of development stage biopharmaceutical companies, his extensive and intimate knowledge of the rare disease community, and his experience as our Chief Executive Officer contributed to our conclusion that he should be re-elected as a director of the Company.

        Robert Essner has served as a member of the Board since June 2012. Mr. Essner is Senior Advisor to the global healthcare group at The Carlyle Group, a global private equity firm. Mr. Essner retired as Chairman and Chief Executive Officer of Wyeth, now part of Pfizer, in 2008. During his 32-year career in the pharmaceutical industry, he held several prominent leadership positions, including Chairman of the Pharmaceutical Research and Manufacturers Association. Prior to Wyeth, Mr. Essner spent more than a decade in various management positions at Sandoz Pharmaceuticals Corporation and as President of Sandoz Consumer Healthcare Group. Mr. Essner is currently a Director at MassMutual Financial Group; NBTY, Inc., a leading nutritional supplement company; and Pharmaceutical Product Development, LLC, a major contract research organization. In addition, he is a trustee of the Children's Health Fund and Mote Marine Laboratories. Mr. Essner is also an Executive-in-Residence and Adjunct Professor at Columbia Business School, where he teaches courses in healthcare management. He received a Bachelor's degree from Miami University and a Master's degree from the University of Chicago. Mr. Essner's significant executive leadership experience in the pharmaceutical industry, including as Chairman and Chief Executive Officer of a pharmaceutical company, as well as his service on the Board of Directors of another publicly-held company in the pharmaceutical industry contributed to our conclusion that he should be re-elected as a director of the Company.

        Ted W. Love, M.D., has served as a member of the Board since June 2012. From February 2010 to August 2012, Dr. Love served as Executive Vice President and Head of Research and Development of Onyx Pharmaceuticals. From 2001 to 2009, Dr. Love was the President, Chief Executive Officer and Chairman of the Board of Directors of Nuvelo. Before joining Nuvelo in 2001, he served as Senior Vice President of Development at Theravance, Inc. Prior to that, Dr. Love spent six years at Genentech, Inc. in a number of senior management positions in Medical Affairs and Product Development. As Vice President of Product Development and Regulatory Affairs at Genentech, Dr. Love oversaw all drugs in development including Herceptin, Rituxan, and TNKase. He also served as chairman of Genentech's Product Development Committee. In addition to Amicus, Dr. Love currently serves on the Board of Directors of Affymax, Inc., Bio-Rad Laboratories, Inc., KaloBios, Mast Therapeutics, Oncothyreon and Santarus, Inc. Dr. Love holds a B.A. in molecular biology from Haverford College and an M.D. from Yale Medical School. Dr. Love's significant scientific and executive leadership experience in the pharmaceutical industry, experience as Chief Executive Officer and Chairman of a biopharmaceutical company and service on the Boards of Directors of other publicly-held biopharmaceutical companies contributed to our conclusion that he should be re-elected as a director of the Company.

        Margaret G. McGlynn, R.Ph., has served as a member of our Board since October 2009. Ms. McGlynn has served as CEO and President of The International AIDS Vaccine Initiative since July 2011. She previously served as President, Vaccines and Infectious Diseases of Merck & Co., Inc. from 2005 until her retirement in 2009. Ms. McGlynn joined Merck in 1983, and served in a variety of marketing, sales and managed care roles. Currently, Ms. McGlynn serves as a member of the Boards of Directors of Air Products and Chemicals, Inc. and Vertex Pharmaceuticals, Inc. She is also a member of the National Industrial Advisory Committee at the University at Buffalo School of Pharmacy and Pharmaceutical Sciences. Ms. McGlynn holds a B.S. in Pharmacy and a MBA in Marketing from the State University of New York at Buffalo. Ms. McGlynn's significant leadership experience in the pharmaceutical industry, her service on the Board of Directors of a Fortune 500 company and another biopharmaceutical company, and her compensation management expertise gained in senior management positions and through her service on the Compensation Committee of another public company contributed to our conclusion that she should be re-elected as a director of the Company.

        Michael G. Raab has served as a member of our Board of Directors since 2004. Mr. Raab has served as Chairman and Chief Executive Officer of Ardelyx, Inc. since March 2009. Mr. Raab previously served as a partner of New Enterprise Associates ("NEA") from June 2002 until December 2008. From 1999 to 2002, he was a Senior Vice President, Therapeutics and General Manager, Renagel® at Genzyme Corporation. Mr. Raab holds a B.A. from DePauw University. Mr. Raab's prior and current senior management experience in our industry including as Chief Executive Officer of a development stage biopharmaceutical company, prior commercial experience in our industry, prior experience overseeing NEA investments in biotechnology and his knowledge of the rare disease community contributed to our conclusion that he should be re-elected as a director of the Company.

        Glenn P. Sblendorio has served as a member of our Board since June 2006. Mr. Sblendorio has served as President and Chief Financial Officer of The Medicines Company since February 2012 and as a member of the Board of Directors of the Medicines Company since July 2011. From March 2006 to February 2012, he served as Chief Financial Officer and Executive Vice President. Before joining The Medicines Company, Mr. Sblendorio was Executive Vice President and Chief Financial Officer of Eyetech Pharmaceuticals, Inc. from February 2002 until it was acquired by OSI Pharmaceuticals, Inc. in November 2005. From July 2000 to February 2002, Mr. Sblendorio served as Senior Vice President of Business Development at The Medicines Company. Mr. Sblendorio also serves on the Boards of Directors of Intercept Pharmaceuticals and Ophthotech Corporation. Mr. Sblendorio received his B.B.A. from Pace University and his M.B.A. from Fairleigh Dickinson University. Mr. Sblendorio's demonstrated knowledge of financial and financing matters, prior experience in business development matters, ability to serve as a financial expert on our Audit Committee and senior executive management experience in the pharmaceutical industry contributed to our conclusion that he should be re-elected as a director of the Company.

Director Independence

        Our Board has reviewed the materiality of any relationship that each of our directors has with Amicus, either directly or indirectly. Based on this review, our Board has determined that the following directors are "independent directors" as defined by the rules and regulations of The Nasdaq Stock Market LLC ("NASDAQ"): Messrs. Essner, Hayden, Raab and Sblendorio, Drs. Barer and Love, and Ms. McGlynn.

Committees of the Board and Meetings

        Our Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Science and Technology Committee, each of which has the composition and responsibilities described below.

        Audit Committee.    Our Audit Committee met seven times during 2014. The current members of our Audit Committee are Messrs. Sblendorio, Essner and Raab. Mr. Sblendorio is the Chair of the Audit Committee.

        Our Board has determined that Mr. Sblendorio is an Audit Committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K and has "accounting or related financial management expertise" within the meaning of the rules and regulations of NASDAQ. Our Audit Committee was established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our Audit Committee assists our Board in its oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence and the performance of our independent registered public accounting firm.

        Our Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting independently with our independent registered public accounting firm and management; and

  •
  preparing the Audit Committee report required by SEC rules.

        All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

        NASDAQ rules require that all members of the Audit Committee be independent directors, as defined by the rules of NASDAQ and the SEC. Our Board has determined that all the members of the Audit Committee satisfy the independence requirements for service on the Audit Committee.

        A copy of the Audit Committee's written charter is publicly available on our web site at www.amicusrx.com.

        Compensation Committee.    Our Compensation Committee met four times during 2014. Ms. McGlynn, Mr. Raab and Drs. Barer and Topper are the members of our Compensation Committee. Ms. McGlynn is the chair of the Compensation Committee. Our Compensation Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers. The Compensation Committee has retained Pay Governance as its independent executive compensation consultant. Pay Governance reports directly to the Compensation Committee and provides guidance on matters including trends in executive and non-employee director compensation, the development of certain executive compensation programs and other matters as directed by the Compensation Committee. Pay Governance does not provide any other services to the Company. Based on the consideration of the various factors as set forth in the rules of the SEC, the Compensation Committee has determined that its relationship with Pay Governance and the work of Pay Governance on behalf of the Compensation Committee has not raised any conflict of interest.

        Our Compensation Committee's responsibilities include:

  •
  reviewing and approving, or making recommendations to our Board with respect to, the compensation of our chief executive officer and our other executive officers;

  •
  overseeing the evaluation of performance of our senior executives;

  •
  overseeing and administering, and making recommendations to our Board with respect to, our cash and equity incentive plans;

  •
  reviewing and approving potential executive and senior management succession plans;

  •
  reviewing and approving non-routine employment agreements, severance agreements and change in control agreements.

  •
  reviewing and recommending to the Board for approval the annual corporate goals and objectives; and

  •
  reviewing the Company's performance against the annual corporate goals and objectives and recommending to the Board a Corporate Multiplier which represents the percentage of achievement against the corporate goals and objectives.

        Our Board has determined that the members of our Compensation Committee qualify as independent directors under the rules and regulations of NASDAQ and the SEC.

        A copy of the Compensation Committee's written charter is publicly available on our web site at www.amicusrx.com.

        Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other executive officers, is included below in the section entitled "Compensation Discussion and Analysis."

        Please also see the report of the Compensation Committee set forth elsewhere in this Proxy Statement.

        Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee met one time during 2014. Mr. Hayden, Dr. Love and Ms. McGlynn are the members of our Nominating and Corporate Governance Committee. Prior to his resignation from the Board in March 2015, Dr. Barrett was a member of the Nominating and Governance Committee. Mr. Hayden chairs the Nominating and Corporate Governance Committee.

        Our Nominating and Corporate Governance Committee's responsibilities include:

  •
  recommending to our Board the persons to be nominated for election as directors and to each of the Board's Committees;

  •
  conducting searches for appropriate directors;

  •
  reviewing the size, composition and structure of our Board;

  •
  developing and recommending to our Board corporate governance principles;

  •
  overseeing a periodic self-evaluation of our Board and any Board Committees; and

  •
  overseeing compensation and benefits for directors and Board Committee members.

        Our Board has determined that the members of our Nominating and Corporate Governance Committee qualify as independent directors under the rules and regulations of NASDAQ and the SEC.

        A copy of the Nominating and Corporate Governance Committee's written charter is publicly available on our web site at www.amicusrx.com.

        Science and Technology Committee.    Our Science and Technology Committee met one time in 2014. Drs. Love and Topper are members of our Science and Technology Committee. Prior to his resignation from the Board in 2015, Dr. Barrett was a member of the Science and Technology Committee. In 2014, Dr. Topper chaired this Committee.

        Our Science and Technology Committee's responsibilities include:

  •
  identifying and discussing new and emerging trends in pharmaceutical science, technology and regulation to ensure that the Company makes well informed choices in the investment of its Research and Development resources;

  •
  reviewing, evaluating and advising the Board regarding the quality, direction and competitiveness of the Company's Research and Development programs;

  •
  reviewing, evaluating and advising the Board regarding the Company's progress in achieving its strategic Research and Development goals and objectives; and

  •
  reviewing and making recommendations to the Board on the Company's internal and external investments in science and technology.

        Our Board has determined that the members of the Science and Technology Committee qualify as independent directors under the rules and regulations of NASDAQ and the SEC. A copy of the Science and Technology Committee's written charter is publicly available on our web site at www.amicusrx.com.

Board Leadership Structure

        In February 2010, the Board elected Mr. Crowley as chairman of the Board in addition to his role as chief executive officer to succeed Donald J. Hayden, Jr. Simultaneous with Mr. Crowley's election to chairman, the Board appointed Mr. Hayden as Lead Independent Director. As Lead Independent Director, Mr. Hayden is responsible for, among other things:

  •
  leading executive sessions of the Board's independent directors,

  •
  advising the independent Board Committee chairs in fulfilling their responsibilities to the Board,

  •
  assisting the Board and the Company's officers in complying with the Company's governance guidelines, and

  •
  overseeing the process of evaluating, developing and compensating the chief executive officer.

        The Company combines the chairman and chief executive officer positions because it believes that, at this critical juncture in the Company's development, Mr. Crowley is best suited to oversee the development and implementation of the Company's strategic vision including our planned transition from a development stage entity into a commercial biotechnology company. Mr. Crowley's tenure as chairman also reflects the Board's confidence in his leadership and vision for the Company and recognizes his accomplishments since joining the Company. However, the Company wished to maintain the strong independent leadership provided by Mr. Hayden during his tenure as chairman. The Company believes that by creating a Lead Independent Director position held by Mr. Hayden, it has designed a governance structure that best advances the objectives of the Company while maintaining proper checks and balances on senior management, and providing the independent members of the Board with open and transparent communication regarding the Company's strategic planning activities.

Risk Oversight Management

        Our Board provides risk oversight for the Company primarily through the Audit Committee. Under our Enterprise Risk Management Risk Assessment Action Plan, the Company identifies risks throughout our organization utilizing various methodologies, including interviews with senior employees and members of the Board. We then evaluate the identified risks and implement procedures and activities, as necessary, which are designed to manage and mitigate such risks. We present reports on this risk identification, management and mitigation process along with regular updates on compliance issues generally to the Audit Committee, who provides guidance and feedback to senior management. The Audit Committee apprises the Board of any developments under this plan throughout the year.

Policies Governing Director Nominations

        Director Qualifications.    Our Nominating and Corporate Governance Committee is responsible for reviewing with the directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board in the context of the needs of the business and the composition of the Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

  •
  a reputation for integrity, honesty and adherence to high ethical standards;

  •
  the ability to exercise sound business judgment;

  •
  substantial business or professional experience and the ability to offer meaningful advice and guidance to the Company's management based on that experience; and

  •
  the ability to devote the time and effort necessary to fulfill their responsibilities to the Company.

        The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, including whether the nominee has specific strengths that would augment existing skills and experience of the Board, such as an understanding of and experience in technology, accounting, governance, finance or marketing and whether the nominee has leadership experience with public companies or other sophisticated and complex organizations.

        Process for Identifying and Evaluating Director Nominees.    Our Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director. Although the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders, it believes that the process it uses to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further the Company's mission. Our Nominating and Governance Committee may identify nominees through the use of professional search firms that may utilize proprietary screening techniques to match candidates to the Nominating and Governance Committee's specified qualifications. The Nominating and Governance Committee may also receive recommendations from existing directors, executive officers, key business partners, and trade or industry affiliations. Our Nominating and Corporate Governance Committee will evaluate nominations at regular or special meetings, and in evaluating nominations, will seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under "Director Qualifications." The Board itself is ultimately responsible for recommending candidates for election to the stockholders or for appointing individuals to fulfill a vacancy. Although the Board does not have a policy with regard to the consideration of diversity in identifying director nominees, among the various factors the Nominating and Corporate Governance Committee considers in selecting candidates for nomination to the Board are the benefits to the Company of national origin, gender, race, scientific and pharmaceutical experience and cultural diversity in board composition.

        Procedures for Recommendation of Director Nominees by Stockholders.    The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. In evaluating candidates recommended by our stockholders, the Nominating and Corporate Governance Committee applies the same criteria set forth above under "Director Qualifications." Any stockholder recommendations of director nominees proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee's name and qualifications for Board membership and should be addressed in writing to the Nominating and Corporate Governance Committee, care of: Amicus Therapeutics Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512, Attention: Secretary. In addition, our Restated By-laws permit stockholders to nominate directors for consideration at an annual stockholder meeting in accordance with certain procedures described in this Proxy Statement under the heading "Stockholder Proposals and Nominations for Director."

        Meeting Attendance.    During the year ended December 31, 2014, there were six meetings of our Board, and the various committees of the Board met a total of 13 times. No director attended fewer than 75% of the total number of meetings of the Board and of Committees of the Board on which he or she served during 2014, except for Dr. Barer who attended 70% of the meetings due to other business commitments and travel schedule. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each Annual Meeting of our Stockholders. All of the directors attended our 2014 Annual Meeting of Stockholders except for Dr. Barer and Mr. Raab.

        Compensation Committee Interlocks and Insider Participation.    None of our executive officers serves as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee. None of the members of our Compensation Committee has ever been an officer or employee of the Company.

Stockholder Communications to the Board

        Our Board provides a process for stockholders to send communications to the Board. Any stockholders who wish to address questions regarding our business directly with our Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.

Executive Officers

        The following is a brief summary of the background of each of our executive officers:

        John F. Crowley, 48, has served as Chairman and Chief Executive Officer since February 2010 and Chief Executive Officer since January 2005, except for the period during April 2011 through August 2011 during which time he served as Executive Chairman, Mr. Crowley has also served as a director of Amicus since August 2004,with the exception of the period from September 2006 to March 2007 when he was not an officer or director of Amicus while he was in active duty service in the United States Navy (Reserve). Mr. Crowley was President and Chief Executive Officer of Orexigen Therapeutics, Inc. from September 2003 to December 2004. He was President and Chief Executive Officer of Novazyme Pharmaceuticals, Inc., from March 2000 until that company was acquired by Genzyme Corporation in September 2001; thereafter he served as Senior Vice President of Genzyme Therapeutics until December 2002. Mr. Crowley received a B.S. degree in Foreign Service from Georgetown University's School of Foreign Service, a J.D. from the University of Notre Dame Law School, and an M.B.A. from Harvard Business School.

        Bradley L. Campbell, 39, has served as President and Chief Operating Officer since January 2015. Mr. Campbell served as Chief Operating Officer since December 2013 and, prior thereto, as Chief Business Officer since February 2012. From January 2010 to February 2012, Mr. Campbell served as Senior Vice President, Business Operations; from May 2007 to January 2010, as Vice President, Business Planning and from April 2006 until May 2007, as Senior Director, Business Development. Mr. Campbell served as Senior Product Manager of Myozyme© for Pompe Disease and later as Business Director of CV Gene Therapy at Genzyme Corporation from 2002 to 2006. Mr. Campbell has also worked in sales & marketing for Bristol-Myers Squibb and as a business strategy consultant for Marakon Associates. Mr. Campbell received his B.A. from Duke University and his M.B.A. from Harvard Business School.

        William D. "Chip" Baird III, 43, has served as Chief Financial Officer since April 2012. Prior to joining Amicus, Mr. Baird served as Chief Financial Officer of PTC Therapeutics, Inc. ("PTC") from April 2005 until April 2012. Before that, Mr. Baird held various positions of increasing responsibility with PTC from 2002 to 2005. Mr. Baird previously worked at L.E.K. Consulting, a strategy consulting firm, from 1999 to 2002 and at First Union National Bank as a corporate underwriter from 1994 to 1997. Mr. Baird received a B.S. from Georgetown University's Edmund A. Walsh School of Foreign Service and an M.B.A. from The Wharton School of the University of Pennsylvania.

        Jay Barth, M.D., 51, has served as Chief Medical Officer since March 2014. Prior to joining Amicus, Dr. Barth held roles of increasing responsibility at PTC from 2009 to 2014. He most recently served as PTC's Senior Vice President, Clinical Development. Previously Dr. Barth served as Executive Director of Clinical Research at Merck; as Vice President, Clinical Research and Medical Affairs at Altana Pharma

US, Inc.; and as Senior Director, Global Head of Gastroenterology Clinical Research at Eisai Medical Research Inc. Dr. Barth received a B.A. from Columbia University and an M.D. from the University Of Pennsylvania School Of Medicine.

        Jeffrey P. Castelli, Ph.D., 43, has served as Vice President, Program and Portfolio Management since February 2013 and, prior thereto, as Senior Director, Program Management since July 2010. Prior to that time, Dr. Castelli served as Director, Program Management beginning in January 2007 and prior thereto, as Senior Manager of Program Management since July 2005, having held positions of increasing responsibility in program management, business operations, and alliance management. Prior to joining Amicus, Dr. Castelli was a consultant at Health Advances, a specialized healthcare strategy consulting firm, from 2001 to 2005. Dr. Castelli received his Ph.D. in Biology from the University of Pennsylvania and a B.S. in Biology from West Chester University.

        Enrique Diloné, Ph.D., RAC, 48, has served as Vice President, Technical Operations since January 2011. From August 2009 to January 2011, Dr. Diloné served as Senior Director, Quality Control and Analytical Chemistry. Prior to joining Amicus, Dr. Diloné served as Executive Director of Quality and Analytics at NovaDel Pharma, a specialty pharmaceutical company developing oral spray formulations, from February 2007 to August 2009. Dr. Diloné served as Senior Director/Director of Analytical Operations at OSI/Eyetech Pharmaceuticals from February 2002 to December 2006. He received a Ph.D. and an M.S., both in Chemistry, from Seton Hall University, and a B.A. in Chemistry from New York University. Dr. Diloné is also a graduate of the General Management Program at Harvard Business School and is certified in U.S. Regulatory Affairs.

        Hung Do, Ph.D., 47, has served as Senior Vice President, Discovery Biology since December 2013. Prior to joining Amicus, Dr. Do was a co-founder and Chief Scientific Officer of Callidus Biopharma, a privately-held biologics company that was acquired by Amicus. Prior to founding Callidus, he headed early discovery research to decipher the mechanism of action for small molecule pharmacological chaperones at Amicus. He previously helped to demonstrate proof-of-concept for ERTs, and served as the project leader for a second-generation Pompe ERT at Genzyme. Dr. Do also led molecular biology, cell culture and purification work and helped develop an in vitro protein modification process for improving drug targeting for protein therapeutics at Novazyme, which was acquired by Genzyme. Dr. Do holds a Ph.D. in medical biochemistry and genetics from Texas A&M University and was a post-doctoral fellow in Hematology/Oncology at Emory University.

        Dipal Doshi, 39, has served as Senior Vice President, Business Planning and Development since July 2014. Prior to joining Amicus, Mr. Doshi served as the Senior Vice President at Auven Therapeutics, a healthcare private equity and pharmaceutical development company where he held senior level investment and operating roles from 2008 to 2013. During his tenure at Auven Therapeutics, Mr. Doshi was also an Observer on the Board of Directors to both Spirogen, Ltd. (acquired by AstraZeneca) and ADC Therapeutics. From 2005 to 2008, Mr. Doshi was the Senior Director of Corporate Development at Catalent Pharma Solutions. Mr. Doshi has also been an investment banker at Merrill Lynch, a strategy consultant at Sapient Corporation and has held sales and marketing roles at Eli Lilly. Mr. Doshi received his B.A. from Rutgers College, Rutgers University and his M.B.A. from The Wharton School of the University of Pennsylvania.

        Jayne Gershkowitz, 58, has served as Vice President, Patient Advocacy & Public Policy since February 2013 and, prior thereto, as Senior Director, Patient Advocacy & Public Policy since January 2011. Ms. Gershkowitz served as Director of Patient Advocacy & Public Policy beginning in May 2007, and as Director, Public Policy beginning in June 2006. Before joining Amicus, Ms. Gershkowitz was Executive Director of National Tay-Sachs & Allied Diseases Association from 1998 to 2006, where she advanced collaborative funding of research for the lysosomal storage disorders affecting the brain and established NTSAD's Research Initiative. Ms. Gershkowitz received a B.A. from Syracuse University.

        John R. Kirk, Sc.D., 58, has served as Vice President, Regulatory Affairs and Quality Assurance since January 1, 2008. Prior to joining Amicus, Dr. Kirk served as Executive Director, Regulatory Affairs at Aegerion Pharmaceuticals. From 2003 to 2007, Dr. Kirk held positions of increasing responsibility with Esperion Therapeutics which was acquired during this time by Pfizer. From 2000 to 2002, Dr. Kirk was Director, Worldwide Regulatory Affairs for Pfizer Global Research and Development. From 1988 to 2000, Dr. Kirk held various Regulatory positions with Parke-Davis Pharmaceutical Research. Dr. Kirk holds both his M.S. and B.S. from Wright State University in Ohio and Sc.D. from Tulane University, School of Public Health and Tropical Medicine.

        Kenneth W. Peist, 51, has served as Vice President, Legal and Intellectual Property since December 2013 and, prior thereto, as Vice President, Intellectual Property since January 2011, and as Senior Director, Intellectual Property since December 2007. From 1998 to 2007, Mr. Peist held a variety of legal positions at Bristol-Myers Squibb Co., Vitae Pharmaceuticals and ExxonMobil. Mr. Peist received his J.D. from Seton Hall University School of Law and a B.S. from Old Dominion University.

        Daphne Quimi, 49, has served as Vice President, Finance and Controller since December 2013. From January 2010 to December 2013, Ms. Quimi served as Corporate Controller and, prior thereto, as Director of Accounting Policy and External Reporting since September 2007. From October 2005 to September 2007, Ms. Quimi worked at Bristol-Myers Squibb Company where she served as Director of Consolidations and External Reporting. Ms. Quimi is a certified public accountant in New Jersey and a member of the Institute of Management Accountants. Ms. Quimi received a B.S. in Accountancy from Monmouth University and an M.B.A from the Stern School of Business of New York University.

        Ken Valenzano, Ph.D., 47, has served as Senior Vice President, Preclinical Research since December 2013 and, prior thereto, as Vice President, Pharmacology since May 2010. From July 2005 to May 2010, Dr. Valenzano served as Senior Director and Director, Pharmacology. Prior to joining Amicus, Dr. Valenzano served in a variety of scientific leadership roles at Purdue Pharma and Pharmacopeia from 1998 to 2005. Dr. Valenzano received a Ph.D. from the joint Pharmacology program of Rutgers University and University of Medicine and Dentistry of NJ, Robert Wood Johnson Medical School and a B.S. in Biology from Villanova University.

        Julie Yu, Ph.D., 48, has served as Vice President, Clinical Operations and Data Management since December 2013 and, prior thereto, as Senior Director of Clinical Operations since February 2008. Prior to joining Amicus, Dr. Yu held roles of increasing responsibility in project management at Merck & Co., Biovail Corporation (now Valeant Pharmaceuticals International), and Juvenile Diabetes Research Foundation. Dr. Yu also worked in bioinformatics, as well as drug discovery software, and cheminformatics databases at Accelrys. Dr. Yu received a B.Sc. in Immunology and M.Sc. in Pathology from University of Toronto, a Ph.D. from Cambridge University and an M.B.A from the Stern School of Business of New York University.

 COMPENSATION DISCUSSION AND ANALYSIS—2014

Executive Summary

        The Compensation Committee, in consultation with the Board, is responsible for establishing, implementing and overseeing our overall compensation strategy and policies, including our executive compensation program, in a manner that supports our business objectives. Based on the events described below, our Compensation Committee determined that 2014 was an extraordinary year for the Company with successful performance across all fronts, including the generation of positive results in two Phase 3 studies of our chaperone monotherapy for Fabry disease ("migalastat"), advanced development of biologics capabilities to advance next-generation enzyme replacement therapies ("ERTs") to treat a variety of lysosomal storage diseases ("LSDs"), recruited several key additions to our management team, and significantly strengthened our balance sheet with two successful financings. Specific milestones achieved in 2014 in support of the Company's business strategy include the following:

  •
  In April 2014, we announced the 12- and 24-month data results from our first Phase 3 study ("Study 011") of migalastat monotherapy, which met our pre-defined criteria for success in terms of substrate reduction at 12 months, as well as clinical measures of kidney function maintained out to 24 months. These data provided validation that a small-molecule chaperone can restore the function of a patient's own enzyme in patients with amenable mutations, and that our pharmacogenomic assays can identify these patients. Together these results demonstrate the power of personalized medicine in rare diseases and offer the prospect of a new treatment option that differs from traditional enzyme replacement therapy.

  •
  In August 2014, we announced positive 18-month data from our second Phase 3 study ("Study 012") of migalastat monotherapy, in which migalastat had a comparable effect to ERT on patients' kidney function as measured by the change in eGFR and mGFR. In addition, levels of plasma lyso-Gb3, an important biomarker of disease, remained low and stable in patients with amenable mutations who switched from ERT to migalastat.

  •
  In October 2014, we announced additional positive data from Study 011 of migalastat monotherapy, in which the assessment of kidney function by various measures of glomerular filtration rate ("GFR") for patients receiving migalastat in Study 011 for at least 18 months and continuing migalastat treatment in Study 041 showed continued stability of kidney function for an average of 32 months. Decline in kidney function is a key cause of morbidity and mortality in patients with Fabry disease. In addition, measured ("iohexol") GFR ("mGFR") showed stability over 18-24 months in Study 011.

  •
  In November 2014, we announced additional positive data from Study 012 of migalastat monotherapy, in which patients who switched from ERT to migalastat showed a statistically significant decrease from baseline to month 18 in left ventricular mass index ("LVMi"). LVMi is a measure of cardiac hypertrophy, an increase in the size of the heart that has been associated with an increased risk of cardiac events in Fabry patients.

  •
  In December 2014, we announced the successful completion of preclinical proof-of-concept studies and the selection of a product candidate (ATB200 with a pharmacological chaperone) as our next-generation ERT for Pompe disease. We also completed successful manufacturing scale-up activities and initiated IND-enabling studies prior to year-end. These activities were all part of our stated corporate objective of completing key preclinical activities to support initiation of clinical studies in Pompe disease in 2015.

  •
  We substantially strengthened our financial position in 2014. In July 2014 we completed a $40.0 million At-the Market "ATM" public stock offering and in November 2014, we completed a $103.5 million public stock offering. Through careful expense management, our net cash spend for 2014 was $53.2 million, which was below the full-year guidance range of $54 million to $59 million.

    These actions together gave us more than 18 months of cash runway at the beginning of 2015 which was one of our stated corporate objectives for 2014.

        Our Compensation Committee adheres to a long-standing pay-for-performance philosophy. The Compensation Committee continually evaluates our compensation program, taking into consideration best practices and emerging trends, stockholder input as well as data and feedback provided by our independent executive compensation consultant, Pay Governance. In the past year, we have continued to take measures to align our compensation program with best practices and stockholder interests including the following actions:

  •
  In April 2014, we amended the employment agreement with our chief executive officer Mr. Crowley to reduce the amount of direct payments made to him for medical expenses and associated tax liabilities incurred for the treatment of a rare medical condition afflicting two members of Mr. Crowley's immediate family from $1.8 million per year to $800,000 per year. This change is retroactive to January 1, 2014. The Company health insurance plan was amended to cover some of the costs previously covered by the direct payments to Mr. Crowley. The net effect of these changes to Mr. Crowley's employment agreement and to the Company's health insurance plan are expected to save the Company approximately $500,000 on an annual basis.

  •
  Base salaries continue to comprise less than 50% of our chief officers' total compensation, with Mr. Crowley's 2014 salary representing 20% of his total compensation and, for our other chief level executive officers, representing between 26% and 40% of their total compensation. While Mr. Crowley's total compensation is at the high end of our target range due to his performance and tenure, nearly 30% of Mr. Crowley's total compensation in 2014 was represented by payments we make to him for medical expenses and associated tax liabilities incurred for the treatment of a rare medical condition afflicting two members of Mr. Crowley's immediate family.

  •
  For our named executive officers other than Mr. Crowley, 40% to 57% of their total compensation for 2014 was represented by long-term incentives, including the grant date fair value of equity awards, consisting of stock option awards, which are inherently performance based, and time-vested restricted stock units ("RSUs").

        For 2015, the Compensation Committee determined that Mr. Crowley would receive an increase in his base salary of 3.75%. In addition, similar to the prior year, the Compensation Committee determined that Mr. Crowley's January 2015 option grant would be granted with a strike price that was 130% of the closing price on the date of grant. We believe that premium-priced options further enhance the performance- based nature of stock options.

        Consistent with our pay-for-performance philosophy and in recognition of our very strong performance against stated corporate objectives, the Compensation Committee determined that the corporate multiplier used in determining cash bonuses for our named executive officers for 2014 should be set at 155%, resulting in bonuses for such officers above their target levels.

        We describe our executive compensation program below and provide an analysis of the compensation paid and earned in 2014 by our "named executive officers"—our chief executive officer, chief financial officer, and three other most highly compensated executive officers. In 2014, our named executive officers were:

  •
  Our chairman and chief executive officer, John F. Crowley;

  •
  Our chief financial officer, William D. Baird, III;

  •
  Our president and chief operating officer, Bradley L. Campbell;

  •
  Our chief medical officer, Jay Barth, M.D.; and

  •
  Our vice president, legal and intellectual property, Kenneth W. Peist.

  "Say-on-Pay" Consideration.

        At our 2014 annual meeting of stockholders, approximately 85% of the shares voted at the meeting approved, on an advisory basis, the compensation of the named executive officers. In addition to the voting at the annual meeting, we proactively engaged with major stockholders representing approximately [      %] of shares outstanding on the Company's pay practices. Although the majority of the shares voted approved the 'say-on-pay' advisory proposal, the Compensation Committee implemented specific changes in pay practices in 2014, including a $1.0 million reduction in direct payments made to Mr. Crowley for medical expenses and associated tax liabilities incurred for the treatment of a rare medical condition afflicting two members of Mr. Crowley's immediate family and an increased emphasis on performance-based pay as it made premium-priced option grants to Mr. Crowley in 2014 and January 2015. The Compensation Committee monitors the results of the annual advisory 'say-on-pay' proposal and feedback received from stockholders and refers to such results and feedback as important factors considered, along with peer group benchmarking, in connection with the discharge of its responsibilities, although the Compensation Committee does not assign a quantitative weighting to any such factors.

Objectives and Philosophy of Executive Compensation

        We are a biopharmaceutical company focused on the discovery, development and commercialization of next-generation medicines for a range of rare and orphan diseases, with a focus on improved therapies for lysosomal storage disorders ("LSDs"). We operate in an extremely competitive, rapidly changing and heavily regulated industry, and the long-term success of our business requires a high degree of innovation and adaptability. We believe that the skill, talent and dedication of our executive officers are critical factors affecting our long-term success, especially at this critical time in our history as we execute on our refocused business strategy of developing next-generation ERTs. Therefore, our compensation program for our executive officers, including our named executive officers, is designed to attract, retain and motivate the best possible executive talent. Utilizing a pay-for-performance compensation philosophy, we have designed a program that provides the ability to differentiate the total compensation mix of our named executive officers based on their demonstrated performance and their potential to contribute to our long-term success.

        Our compensation philosophy is to:

  •
  provide our executives a competitive total compensation opportunity relative to the organizations with which we compete for executive talent;

  •
  attract and retain individuals of superior ability and managerial talent who can successfully perform and succeed in our environment;

  •
  increase the incentive to achieve key strategic and financial performance measures by linking compensation opportunities and actual compensation earned through our pay for performance compensation program to the achievement of corporate goals; and

  •
  deliver pay in a cost efficient manner that aligns employees' compensation with stockholders' long-term interests.

        Our compensation program is designed to reward the accomplishment of our corporate goals in a manner consistent with the Company's values, which stresses not only results but also how those results are attained. In order to meet the objectives of our compensation philosophy, we maintain a robust goal setting and performance management program. Corporate objectives are approved by our Board at the beginning of each year and are the basis for determining corporate performance for the year. Key strategic corporate, financial and operational goals that are established by our Board include:

  •
  continued progress in our clinical and preclinical development of pharmacological chaperones as monotherapies and in combination with ERT;

  •
  implementation of appropriate financing or business development strategies; and

  •
  efficient, strategic management of our cash.

        For 2014, annual cash incentive bonuses for our named executive officers other than Mr. Crowley were determined by reference to both the corporate and an individual multiplier. The chief executive officer established general individual goals for the named executive officers other than himself at the beginning of 2014 that were specific to such executive officer's area of expertise and supported our corporate goals for the year. Other than Mr. Crowley, for Messrs. Baird and Campbell and Dr. Barth, the attainment of individual goals accounted for 20% of the executive's bonus payout determination, while the remaining 80% was determined by reference to the corporate multiplier. For Mr. Peist, the attainment of individual goals accounted for 30% of his bonus determination, while the remaining 70% was determined by reference to the corporate multiplier.

        The Compensation Committee believes that the corporate multiplier should continue to be the dominant factor in determining bonus payouts because it closely aligns our named executive officers' compensation with the interests of our stockholders, and that some portion of an executive's compensation should be linked to individual performance, which we believe is consistent with our peers. The Compensation Committee believes that including the individual multiplier as a component of named executive officers' bonus payouts is important to incentivize our officers during this crucial time in Amicus' history as we continue our planned transformation into a commercial biotechnology company. However, because of Mr. Crowley's influence on the overall performance of Amicus, the Compensation Committee believes it is appropriate and in the best interests of our stockholders to continue to base Mr. Crowley's cash bonus solely on the Compensation Committee's determination regarding the achievement of corporate objectives.

Risk Analysis of Compensation Policies and Practices

        The Compensation Committee is aware that compensation arrangements, if not properly designed, could encourage inappropriate or excessive risk taking. We believe that our overall compensation program encourages our named executive officers and other employees to focus on both short-term and long-term objectives and does not encourage excessive risk taking. While the value of stock options is inherently tied to the performance of the Company, our stock options vest over multiple years and are not linked to the achievement of defined metrics. In addition, cash incentive bonuses tied to the achievement of Company and individual goals have historically made up a small percentage of our employees' total compensation package. For example, in 2014, payouts under our cash incentive bonus plan represented approximately 19% of the total compensation awarded to our named executive officers. Further, we operate as a single business unit and therefore are not exposed to the risks that may be associated with operating through several segments, such as one business unit being significantly more profitable than another or having a compensation structure that is significantly different than that of other units. The Compensation Committee will continue to review risk as one of the elements it considers in the planning process for executive compensation in the future.

Compensation Program Elements and Pay Level Determination

        Each year, the Compensation Committee reviews and determines base salaries, annual cash incentive and long-term incentive awards for all executive officers. We have historically benchmarked our target total direct compensation for our named executive officers and each of its comprising elements—base salary, bonus and long-term incentive awards—between the 50th - 75th percentile of a broad set of companies from the peer group discussed below. However, in 2014, total direct compensation was slightly below the market median for named executive officers. Actual compensation levels for each named executive officer depend on factors such as individual performance, Company performance, skills/capabilities, overall impact/contribution, experience in position, criticality of position and internal equity.

For 2014, the base salaries, annual cash incentives and long-term incentive awards determination for all named executive officers, including our chief executive officer, were approved by our Compensation Committee, which is comprised solely of independent directors. The Compensation Committee considered all the information presented (including external competitiveness, the individual's performance review, Company performance and internal equity) and applied its collective knowledge and discretion to determine the compensation for each named executive officer.

        As part of the compensation evaluation process, the chief executive officer presents to the Compensation Committee an individual assessment of each named executive officer's performance, excluding the chief executive officer's performance, over the prior year, as well as the recommended compensation action for each named executive officer. Based on corporate and individual performance, the chief executive officer makes a compensation recommendation for each executive officer which includes actions on base salary, bonuses and option grants. Individual goals and objectives are established at the beginning of each year and are designed to support the achievement of the corporate goals. All employees participate in annual individual goal setting as well as mid-year and annual performance reviews.

        The results of the named executive officer's performance are a determination by his supervisor, the chief executive officer, with input from other peers, and direct reports as appropriate. The chief executive officer's performance is assessed by all independent directors under the leadership of our Lead Independent Director. Long-term incentive grants are based on an executive's level within the organization, and in the case of our named executive officers, several other factors which are more fully described below under "Annual Stock Option Awards". Long-term incentive grants are designed to motivate the executive team to best achieve the Company's goals and implement our business strategy, thereby increasing stockholder value.

Developments in Company Leadership in 2014

        During 2014, we made several changes to our leadership structure related to our leadership in clinical development as well as our refocused business strategy on developing next-generation ERTs. In March 2014, Dr. Jay Barth became the chief medical officer of the Company. Dr. Barth's annual salary is $400,000 and, like all of our chief officers other than the chief executive officer, he is eligible for a bonus equal to 40% of his base salary. In addition, the Company paid Dr. Barth a sign on bonus of $136,000 and granted him 175,000 new hire stock options which will vest in accordance with our standard four-year vesting schedule. The Company granted Dr. Barth new hire equity in the form of 50,000 RSUs which will vest over two years.

        In January 2015, Bradley L. Campbell was named President in addition to his current role as chief operating officer.

Role of Independent Compensation Consultant

        The Compensation Committee has engaged Pay Governance LLC, or Pay Governance, to assist the Compensation Committee by providing ongoing executive compensation consulting. The Compensation Committee has concluded that Pay Governance's work for us does not raise any conflict of interest. The Compensation Committee has also considered the independence of Pay Governance. Because of policies and procedures Pay Governance and the Compensation Committee have in place, the Compensation Committee is confident that the advice it receives from executive compensation consultants at Pay Governance is objective and not influenced by Pay Governance's or its affiliates' relationships with the Company or its officers.

Peer Group

        The Compensation Committee, with the help of its independent executive compensation consultant, Pay Governance, established the peer group set forth below to better align target compensation with competitive data. The Compensation Committee, upon advice of Pay Governance, selected the companies that comprise our peer group through a robust screening process that considered publicly traded U.S. biopharmaceutical companies that were similar to Amicus in size, market capitalization and business operating model and operate in geographic locations that generally have similar pay levels. Four companies were removed from the peer group established last year due primarily to changes in structure or size, including market capitalization. The Compensation Committee replaced these entities with Aegerion Pharmaceuticals, PTC Therapeutics, Raptor Pharmaceuticals, and Synageva Biopharma upon the recommendation of Pay Governance. The Compensation Committee intends to continue reviewing and revising the peer group periodically to ensure that it continues to reflect companies of similar size and business model.

Aegerion Pharmaceuticals	Peregrine Pharmaceuticals	Synageva Biopharma
Curis	PTC Therapeutics	Synta Pharmaceuticals
Cytokinetics	Raptor Pharmaceuticals	Vical
Idenix Pharmaceuticals	Rigel Pharmaceuticals	Ziopharm Oncology
Insmed	Sangamo Biosciences

Elements of Compensation

        Our executive compensation consists of base salary, annual cash incentive plan, and long-term incentive program, each of which plays an important role in our pay-for-performance philosophy and in achieving our compensation program objectives. For each element of compensation, we target an overall executive compensation program that is competitive with market data.

Base Salary

        Base salaries are paid to our named executive officers to provide a level of compensation that is both competitive with the external market and is commensurate with each executive officer's scope of responsibilities, past performance, experience and skills. The salary increase from 2013 to 2014 for Mr. Baird was 5% in recognition of expanded responsibilities and his appointment as corporate secretary. While Mr. Crowley did not receive an increase in base salary for 2014, Mr. Campbell received a 6.7% increase in base salary in June 2014. For 2015, Mr. Baird's base salary was increased 5% while Messrs. Campbell and Crowley and Dr. Barth received an increase in base salary of 3.75% in recognition of strong performance and strategic leadership of the organization. The 2015 salary increase for Mr. Peist was 3% based on market data and solid leadership of the legal function.

Annual Cash Incentive Plan

        We maintain an annual cash incentive program to motivate and reward the attainment of annual strategic, operational, financial and individual goals. For all program participants, annual cash incentive opportunities are expressed as a percentage of base salary which we believe are consistent with market practice. For 2014, these percentages of base salary were determined by level in the organization in accordance with contractual entitlements and our bonus plan as follows:

Position	2014 Targeted Bonus % of Base Salary
Chief executive officer	60%
Other chief officers	40%
Senior vice presidents	35%
Vice presidents	30%

        For 2014, bonuses awarded under the plan to our named executive officers, other than Mr. Crowley, were determined based on both the corporate multiplier and an individual multiplier. The corporate multiplier may range from 50% to 155%. For bonuses related to 2014 performance, the corporate multiplier was determined to 155% based on the Company's performance for the reasons discussed below.

        In order to determine bonus calculations under the plan, the target bonus for each eligible named executive officer, other than Mr. Crowley, was determined by first multiplying the officer's target bonus by the 155% corporate multiplier and then multiplying that amount by his or her individual multiplier. Mr. Crowley's bonus was determined by multiplying the 155% corporate multiplier by his target bonus percentage of 60% of base salary, which results in a 2014 bonus of approximately 93% of Mr. Crowley's base salary. The table below titled "Calculation of Annual Cash Incentive Bonuses" illustrates further how 2014 awards under the plan were calculated for our named executive officers.

  The Corporate Multiplier

        On an annual basis, the Board works with management to set Company goals and objectives that reflect a high degree of difficulty and an ambitious timetable for the execution of the Company's strategies commensurate with our short and long-term business plan. The Company's internal goals and objectives reflect complex assumptions based on internal analyses and projections, and are intended to encourage the Company to pursue its business plan in an expedited, aggressive manner. Once the Company's goals and objectives have been developed, they are reviewed by the Compensation Committee and finally approved by the full Board.

        At the time the goals and objectives are set, the Compensation Committee believes that their full attainment will be extremely difficult and may not be reached, despite great effort, due in part to internal and external factors, many of which may be out of the Company's control. The objectives are set with the understanding that the Company is in its development stage and the recognition that some objectives, especially those tied to timing of events, may need to be altered as events throughout the course of the year shape the best path for the development of the Company's product candidates. However, while total achievement of all goals and objectives set at the beginning of the year may not be expected, the Compensation Committee considers the achievement of the corporate objectives in its sole discretion in setting the corporate multiplier and demands that management significantly advance the Company's general business objectives throughout the year in order to achieve a 100% corporate multiplier.

        For 2014, our corporate objectives were as follows:

  1.
  Complete Phase 3 studies and conduct successful pre-NDA/pre-MAA regulatory discussions for migalastat monotherapy program, including:

  •
  analyze and release results for Study 011, and

  •
  analyze and release results for Study 012

  2.
  Complete key activities to support initiation of clinical studies in 2015 for Pompe ERT, including:

  •
  complete preclinical POC and dose selection studies and identify final "bio better" rhGAA drug product,

  •
  complete engineering batch for final drug products, and

  •
  initiate IND-enabling tox studies

  3.
  Advance ERT-chaperone combination for Fabry disease, including:

  •
  complete healthy volunteer study with IV migalastat, and

  •
  determine combination strategy

  4.
  Build and sustain an organization to support our long-term strategies, including:

  •
  achieve 90% employee retention, and

  •
  develop leadership capabilities across the organization

  5.
  Identify third pipeline ERT to advance into the clinic, including:

  •
  complete POC studies in MPS-1, and

  •
  complete early-stage research in evaluation of other ERT opportunities

  6.
  Finish 2014 with a minimum of 18 months of cash necessary to operate our business

        The Compensation Committee then reviews corporate performance against each of the pre-established targets to determine the extent to which such goals were attained. The Compensation Committee also subjectively determines how to weigh each of the corporate performance goal components based on its review of the Company's performance in each component. The Compensation Committee's rationale behind its subjective determination of both the attainment of corporate goals and the weighting of each such goal is described below. In reaching its determination on the corporate multiplier for 2014, the Compensation Committee applied a weighting to the corporate objectives as follows:

Objective	Weighting	% Completed	Score
Complete Phase 3 studies for migalastat monotherapy program	30%	200%	60%
Complete key activities to Pompe ERT program	30	150	45
Advance ERT-chaperone combination for Fabry disease	15	100	15
Build and sustain an organization to support our long-term strategies	5	150	7.5
Identify third pipeline ERT to advance into the clinic	5	100	5
Finish 2014 with a minimum of 18 months of cash	15	150	22.5
TOTAL SCORE	100%		155%

  2014 Corporate Objectives Measurement

        In establishing the 2014 corporate objectives at the end of 2013, the Company and the Compensation Committee believed that advancing migalastat HCl as a monotherapy treatment was an important corporate objective for 2014 because migalastat HCl is our most advanced program and provides the greatest near-term opportunity to obtain potential marketing approval, which would transition Amicus to a commercial biotechnology company and deliver value to our stockholders. In 2014, the Company completed, analyzed and released data for its two Phase 3 studies, Study 011 and Study 012 and presented these results at a meeting with the EMA in the fourth quarter of 2014. Based on the positive regulatory feedback received, the Company is on track to submit a marketing application in Europe in mid-2015. Taking all of these factors into consideration, the Compensation Committee subjectively determined that this objective was 200% completed and determined a score of 60% by multiplying the 30% weighting by the 200% completion percentage.

        Given the significant level of unmet need in Pompe disease and our belief that we have multiple approaches for developing improved therapies for patients; we have identified Pompe disease as an area of long-term strategic importance to the Company. The Pompe goal for 2014 was the continued advancement of a next-generation ERT for Pompe disease. Clinical studies of pharmacological chaperones in combination with currently marketed ERTs have established initial human proof-of-concept that a chaperone can stabilize enzyme activity and potentially improve ERT tolerability. In 2014, we selected the product candidate for advancement into further clinical studies into 2015. Based upon the completion and execution of this objective in 2014, the Compensation Committee subjectively determined that 150% of the goal was complete and determined a score of 45% by multiplying the 30% weighting by a 150% completion percentage.

        The Compensation Committee determined that advancing migalastat HCl for Fabry disease in combination with ERT was an important goal as it is our most advanced next-generation ERT and provides the greatest near-term opportunity to establish proof-of-concept in patients for our Chaperone-Advanced Enzyme Replacement Therapy ("CHART") platform. Establishing clinical proof-of-concept for the CHART platform would provide important validation for the technology and create value for stockholders. In addition, the use of migalastat HCl in combination with ERT for Fabry disease expands the commercial opportunity and our ability to potentially treat all Fabry patients. We estimate that approximately 30% to 50% of the Fabry patient population may benefit from treatment with migalastat HCl as a monotherapy, but all Fabry patients could potentially benefit from migalastat HCl in combination with ERT. During 2014, we achieved our goal of completing the healthy volunteer study and determine the development strategy prior to year end. Therefore, the Compensation Committee determined a score of 15% by multiplying the 15% weighting by a 100% subjectively determined completion percentage.

        As discussed above, we believe that our employees are central to executing on our corporate strategy. During 2014, we made significant progress in developing our leaders throughout the organization and our turnover rate was lower than targeted. In addition, in order to support the ongoing clinical and regulatory activities, we have recruited and brought in talented staff to complement the existing organization. As a result, the Compensation Committee determined a score of 7.5% by multiplying the 5% weighting by a 150% subjectively determined completion percentage.

        Advancing next-generation ERTs for other LSDs is an important component of our long-term strategy. In 2014, we made important progress in developing next-generation ERTs, including the identification of stabilizers and ERTs ready for advanced proof-of-concept testing and thus we fully accomplished this objective. Therefore, the Compensation Committee determined a score of 5% by multiplying the 5% weighting by the 100% subjectively determined completion percentage.

        Our cash position directly affects our ability to conduct our clinical and preclinical activities, hire and retain qualified and talented employees and pursue business development opportunities. Because we currently do not have commercial sales or receive royalties on sales of any marketed products, careful management of our cash is critical to our operations. Therefore, for 2014, we maintained our 2014 goal of ending the year with enough cash to fund our operations for a period of 18 months. Due to our careful expense management and our successful ATM financing that was completed in July 2014 and the secondary stock offering completed in November 2014, we were able to end the year with more than two years of cash. As a result, the Compensation Committee determined a score of 22.5% by multiplying the 15% weighting by a 150% completion percentage.

  The Individual Multiplier

  Design

        While we believe that the corporate multiplier should remain the dominant factor in the bonus calculation, the Compensation Committee believes it is important to recognize and incentivize individual performance as we advance towards our goal of becoming a fully integrated pharmaceutical company. We therefore determined that the individual multiplier for Messrs. Baird and Campbell and Dr. Barth would comprise 20% of their target bonus calculation and that the individual multiplier for Mr. Peist would comprise 30% of his target bonus calculation. As noted above, the Compensation Committee continues to believe that Mr. Crowley's bonus should be determined solely by reference to the corporate multiplier.

        The individual multiplier for each executive is determined after considering several factors including achievement of individual objectives, departmental or organizational performance, and other significant accomplishments. Individual objectives are necessarily tied to the particular area of expertise of the executive and are designed to support the Company's achievement of its corporate goals. Individual objectives are based on a variety of factors, including the following categories: company growth, leadership, clinical and regulatory progress, development and integration of departments and scientific advancement.

        These objectives are set with the belief that full achievement will be difficult and challenging, but attainable, so long as the officer is fully committed to their accomplishment through significant effort and dedication to the Company's strategies, and an ability to quickly adapt to a constantly evolving business environment. Achievement of these objectives is measured relative to external forces, internal resources utilized and overall individual effort. Although the individual objectives serve as a meaningful means of supporting the Company's goals and evaluating individual performance, their achievement is not necessarily tied to the determination of each named executive officer's individual multiplier.

        Individual performance objectives of our named executive officers, other than Mr. Crowley, are initially set by the executive officer to whom each named executive officer reports, which for 2014 was Mr. Crowley. These objectives are neither reviewed nor approved by the Compensation Committee. Rather, these objectives serve as a measuring tool for our chief executive officer in formulating his recommendation to the Compensation Committee as to the appropriate individual multiplier for each named executive officer. During the annual review process, the Company's chief executive officer discusses with the Compensation Committee his overall evaluation for each executive which includes each executive's performance and accomplishments as they relate to the Company's corporate goals, departmental performance, and other significant accomplishments. While the Compensation Committee relies in part on the chief executive officer's evaluation of the other named executive officers, it also considers the degree of difficulty in attaining the Company's goals and the executive's accomplishments. In considering the degree of difficulty, the Compensation Committee considers factors such as the influence of external events, including unanticipated clinical events and regulatory timelines, and the effort expanded by executives. The Compensation Committee reviews and discusses their evaluation of the Company's chief executive officer's performance and accomplishments in executive session along with the Lead Independent Director of the Board and without the presence of the chief executive officer. Upon the completion of such process the Compensation Committee subjectively determines the individual multiplier for each named executive officer, other than the chief executive officer, based on the Compensation Committee's subjective determination of such officer's satisfaction of the applicable goals.

  2014 Determinations

        In determining the individual multiplier for our named executive officers, the Compensation Committee noted each executive officer's individual and departmental performance throughout the year, and how those performances supported the Company's achievement of its corporate goals. In doing so, the Compensation Committee noted the Company's achievement and surpassing a majority of its 2014 goals. Each of the names executive officers below received a 155% individual modifier in recognition of their strong leadership in accomplishing many key objectives and their role in the development and execution of our business strategy. The specific individual factors that the Compensation Committee noted in subjectively determining each named executive officer's individual multiplier were as follows:

  Bradley L. Campbell, chief operating officer (155% Individual Multiplier)

  •
  Effective leadership of manufacturing activities for our next-generation Pompe ERT (ATB200) including successful scale up to 250 liter production while maintain key quality attributes and timelines to support initiation of clinical studies in 2015;

  •
  Led the activities of the science organization, including the successful integration of the Callidus acquisition, the smooth transition of ex-U.S. migalastat development from GSK back to Amicus, and the achievement of timely achievement of all major program goals in 2014; and

  •
  Successful identification, evaluation, and negotiation of corporate development opportunities throughout 2014, including multiple alternatives for securing a Fabry ERT cell line.

  William D. Baird, III, chief financial officer (155% Individual Multiplier)

  •
  Significantly strengthened the balance sheet through the leadership and execution of two equity financings, raising $144.5 million in gross proceeds and adding several high-quality new investors to the stockholder base;

  •
  Provided strategic and financial support for major business development discussions and ensured the achievement of annual corporate financial and HR objectives.; and

  •
  Effective stewardship of Amicus program steering teams, Audit Committee, Compensation Committee, and chairmanship of Corporate Compliance Committee;

  Jay Barth, chief medical officer (155% Individual Multiplier)

  •
  Led multiple interactions with European regulators around the Phase 3 study design, statistical analysis plan, and approval pathway. The end result of these discussions was a clear pathway towards marketing application (MAA) in 2015;

  •
  Coordinated efforts among the clinical, regulatory, and manufacturing teams to ensure and on-time and high-quality MAA submission in 2015; and

  •
  Strengthened relationships with Fabry disease key opinion leaders (KOLs) and included these physicians in the analysis and interpretation of clinical results and presentation of results at scientific congresses.

  Kenneth W. Peist, vice president, legal and intellectual property (155% Individual Multiplier)

  •
  Effective leadership of the Company's worldwide intellectual property (IP) strategy across all programs, including integration of IP from the Callidus acquisition;

  •
  Provided legal and contractual support for major business development discussions and securities law support for equity financings; and

  •
  Negotiated key third-party relationships with contract research organizations and contract manufacturing organizations.

  Calculation of Annual Cash Incentive Bonuses

        The calculation of the named executive officers' individual cash incentive payments for service in 2014 is summarized in the table below.

Name and Principal Position	Corporate Multiplier (%)	Individual Multiplier (%)	Target Bonus (%)	Base Salary ($)	Payout ($)
John F. Crowley	155	N/A	60	$561,350	$522,055
Chairman and chief executive officer
William D. Baird, III	155	155	40	351,002	217,621
Chief financial officer
Bradley L. Campbell	155	155	40	400,000	248,000
President and chief operating officer
Jay Barth, M.D.	155	155	40	400,000	248,000
Chief medical officer
Kenneth W. Peist	155	155	30	285,490	132,753
Vice president, legal and intellectual property

Long-term Incentive Program

        We believe that long-term performance will be achieved through an ownership culture that rewards our executives for maximizing stockholder value over time and that aligns the interests of our employees and management with those of stockholders. Our 2007 Amended and Restated Equity Incentive Plan, or the 2007 Plan, authorizes us to grant stock options, restricted stock, RSUs and other equity-based awards. We have historically elected to use stock options as the primary long-term equity incentive vehicle. However, as described more fully below in 2014 we also granted RSUs to certain of named executive officers. We typically grant an initial stock option award to new employees and annual long-term incentive awards as part of our overall compensation program as well as option grants to reflect promotions, as necessary. For the named executive officers, our stock option awards generally vest over a four-year period with 25% vesting one year after the vesting commencement date and the remainder vesting ratably each month thereafter in equal installments over a three-year period subject to continued employment or association with us. The stock options expire ten years after the date of grant.

        We have used stock options as a long-term incentive vehicle because we believe that:

  •
  Stock options and the vesting period of stock options attract and retain executives.

  •
  Stock options are inherently performance based. Because all the value received by the recipient of a stock option is based on the growth of the stock price, stock options enhance the executives' incentive to increase our stock price and maximize stockholder value.

  •
  Stock options help to provide a balance to the overall executive compensation program as base salary and our annual performance bonus program focus on short-term compensation, while stock options reward executives for increases in stockholder value over the longer term.

        The Compensation Committee determined that Mr. Crowley's January 2014 option grant would be granted with a strike price that was 130% of the closing price on the date of grant. We believe that premium-priced options further enhance the performance-based nature of stock options. As the Company evolves as an organization, we will continue to explore and evaluate the use of alternative long-term incentive vehicles in combination with stock options.

Initial Stock Option and RSU Awards

        Executives who join us are typically awarded initial stock option grants. These grants have an exercise price equal to the closing price of our Common Stock on the date of grant. Our goal is to create a total compensation package for new employees that is competitive with other biotechnology companies and that will enable us to attract high quality people. As our new chief medical officer, Dr. Barth received an initial stock option grant of 175,000 shares and an award of 50,000 RSUs upon joining the Company in March 2014 based on market data.

Semi-Annual Stock Option Awards

        The Compensation Committee believes that providing additional stock option grants beyond the initial grant provides management with a strong link to long-term corporate performance and the creation of stockholder value, as well as providing continued retention via long-term vesting. Our practice had been to make semi-annual stock option awards to our named executive officers in connection with company-wide grants in the form of incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code") to the extent permissible under the Code (and any awards in excess of limits prescribed under the Code would be in the form of non-qualified options). The Compensation Committee believes that a semi-annual grant cycle spreads the incentives of the stock option grants across a broader time horizon and takes into account the historical volatility of our stock price.

        The Compensation Committee determines the number of shares subject to options that are granted to our named executive officers in its sole discretion. In applying that discretion, the Compensation Committee takes into account a number of factors including the current price of our Common Stock, peer group data, individual role and performance and recent Company developments. All of the stock option awards are subject to our standard four-year vesting schedule. The 2014 stock option grants are described in the section entitled "Grants of Plan-Based Awards."

        We have typically awarded the largest number of stock options in each grant to our chief executive officer in recognition of his role as our principal executive officer, Chairman of the Board and primary decision maker for the Company. For these reasons, the Compensation Committee awarded Mr. Crowley options to purchase 214,500 shares of Common Stock in our company-wide grants in January 2014 and 230,000 shares of Common Stock in June 2014. The Compensation Committee also determined that Mr. Crowley's 2014 option grants would be granted with a strike price that was 130% of the closing price on the date of grant. In January 2014, the Compensation Committee, upon the recommendation of our chief executive officer, awarded Messrs. Campbell, Baird and Peist options to purchase 90,000, 90,000 and 50,000 shares of Common Stock, respectively. In June 2014, each of these officers received options to purchase 90,000, 90,000, and 45,000 shares of Common Stock, respectively and Dr. Barth received options to purchase 50,000 shares of Common Stock.

        Factors that the Compensation Committee and our chief executive officer considered in making these stock option grants included (i) relative contribution toward achievement of current year corporate objectives, (ii) breadth of internal and external responsibilities, (iii) management responsibilities including managing direct reports, (iv) external benchmarking, and (v) tenure with Amicus. The specific individual factors that the Compensation Committee relied on for granting each award are substantially similar to those factors that contributed to a determination of the individual multiplier for each named executive officer discussed above under "2014 Determinations".

Restricted Stock and Restricted Stock Units

        Our 2007 Plan authorizes us to grant restricted stock and restricted stock units ("RSUs"). In April 2014, we granted each of Mr. Baird and Mr. Campbell 100,000 RSUs and each of Dr. Barth and Mr. Peist 50,000 RSUs. These awards vest, subject generally to the named executive officer's continued service with the Company as to 50% of the award on May 10, 2015 and the remaining 50% of the award on

December 3, 2015. In June 2014, Mr. Campbell was granted an additional 100,000 RSUs that vest in full in July 2016. The Compensation Committee granted these awards to each of these named executive to reward their long term performance with Company. If the named executive officer dies, becomes disabled, or there occurs a change in control of the Company during such named executive officer's service with the Company, the RSUs become fully vested. Otherwise, any unvested RSUs will immediately be forfeited upon cessation of the named executive officer's employment.

Non-Qualified Deferred Compensation Plans

  Amicus Therapeutics, Inc. Restricted Stock Unit Deferral Plan

        In connection with the grant of these RSUs, on April 8, 2014, the Compensation Committee adopted the Amicus Therapeutics, Inc. Restricted Stock Unit Deferral Plan (the "Stock Deferral Plan"). The Stock Deferral Plan provides eligible executives, including each of the named executive officers, with the voluntary opportunity to defer the receipt of RSUs otherwise payable to such eligible executives. After a deferral election is made, an executive's account is credited with the deferred RSUs. All RSUs deferred under the Stock Deferral Plan are fully vested. The Company does not otherwise contribute to the Stock Deferral Plan and the amount an executive receives at the end of a deferral period is based solely on the value of the Company's stock at the end of the deferral period. Generally, an executive may voluntarily elect to re-defer any previously deferred RSUs for an additional period of not less than five years if, as required under the Code, such an election is made at least 12 months before the year in which the RSUs would otherwise be delivered.

        Not only does the Stock Deferral Plan allow our named executive officers to defer the Federal income taxes otherwise payable upon the delivery of RSUs, but, the Compensation Committee believes that with respect to executives who avail themselves of the deferral features of the Stock Deferral Plan will necessarily hold Company stock for a longer period of time. Accordingly, any RSUs deferred under the Stock Deferral Plan will continue to align such portion of our named executive officers' compensation with the interests of our stockholders for a longer period of time than would be provided by typical vesting periods. Regardless of an executive's election, any deferred RSUs will be distributed following the executive's death, disability or separation of service from the Company.

        All amounts deferred under the Stock Deferral Plan will continue for all purposes to be a part of the general funds of the Company and the executive will be general creditors of the Company with respect to the RSUs deferred.

  Amicus Therapeutics, Inc. Cash Deferral Plan

        On July 1, 2014, the Compensation Committee adopted the Amicus Therapeutics, Inc. Cash Deferral Plan, as amended (the "Cash Deferral Plan"). The Cash Deferral Plan provides eligible executives, including each of the named executive officers, and non-employee directors, with the voluntary opportunity to defer receipt of such person's base salary, bonus and/or director's fees, as applicable. Any such deferrals are credited to a bookkeeping account maintained for the participant. The participant may make periodic hypothetical investments of the account and gains and losses on such hypothetical investments will be credited to the participant's account. A Participant is fully vested in all amounts, including earnings deferred under the Cash Deferral Plan. Distribution of the deferred amounts will generally be made on the distribution date elected by the participant. Generally, a participant may voluntarily elect to re-defer any previously deferred amount for an additional period of not less than five years if, as required under the Code, such an election is made at least 12 months before the year in which the amount would otherwise be delivered. Regardless of a Participant's election, any deferred amount will be distributed following a change in control of the Company or upon the Participant's death, disability or separation of service from the Company. The Company does not match when a participant defers any salary or bonus amounts in the Cash Deferral Plan.

        All amounts deferred under the Cash Deferral Plan will continue for all purposes to be a part of the general funds of the Company and the participants will be general creditors of the Company with respect to the amounts deferred, including all deemed gains and losses attributable thereto.

  Other Compensation

        Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers, including medical, dental, vision and life insurance coverage. All employees receive Company paid term life insurance equal to two times annual base salary, up to a maximum benefit of $1,000,000.

        In addition, we provide a Company match for our 401(k) Plan, subject to Federal guidelines and plan maximums. We match $1 for each $1 a participant defers into the plan up to 5% of each participant's salary and bonus paid during the year. The match vests 100% on the participant's one-year anniversary of employment at Amicus.

Additional Chief Executive Officer Benefits

        Our Company is engaged in a highly competitive industry developing medicines for unique and complicated genetic disorders. As chief executive officer, Mr. Crowley has significant responsibility for leading our Company and managing its progress toward achieving our corporate goals. Mr. Crowley's compensation reflects this responsibility and takes into account his unique circumstances.

        As part of his overall compensation, Mr. Crowley receives significant payments and benefits from the Company related to the healthcare and other associated costs incurred by his family. These amounts reflect substantial costs incurred for the treatment of a rare medical condition afflicting two members of Mr. Crowley's immediate family. We continued to make monthly compensation payments of $66,667 to Mr. Crowley to help defray the substantial out-of-pocket medical expenses incurred by Mr. Crowley and his family and associated tax liabilities, which we refer to as the Monthly Medical Payments. We agreed to make the Monthly Medical Payments to Mr. Crowley when we amended his employment agreement in December 2010 in order compensate him for the loss of certain medical benefits previously afforded to Mr. Crowley resulting from the passing of federal legislation in 2010, as well as to limit the Company's exposure to Mr. Crowley's expected growth in future medical expenses. As discussed above, the Compensation Committee and Mr. Crowley agreed to reduce the amount of these payments in 2014 to $800,000 per year. The net effect of these changes to Mr. Crowley's employment agreement and to the Company's health insurance plan will save the Company approximately $500,000 on an annual basis.

Termination Based Compensation

        Upon termination of employment under certain circumstances, our named executive officers are entitled to receive varying types of compensation. Elements of this compensation may include payments based upon a number of months of base salary, bonus amounts, acceleration of vesting of equity, health care coverage and other similar benefits. We believe that our termination-based compensation and acceleration of vesting of equity arrangements are in line with severance packages offered to named executive officers of other similar companies based upon market information, and are otherwise appropriate given the executive's role and service to the Company. We also have granted severance and acceleration of vesting of equity benefits to our named executive officers in the event of a change of control if the executive is terminated within a certain period of time following the change of control. We believe that change of control-related benefits are necessary in order for our named executive officers to direct their full attention to the successful consummation of a transaction without distraction, and that this "double trigger" requirement maximizes stockholder value because it prevents an unintended windfall to management in the event of a friendly or non-hostile change of control. As described above, unlike the severance arrangements and the options, the RSUs granted to Messrs. Baird, Campbell, Peist and Dr. Barth do accelerate fully upon a change in control. The Compensation Committee determined that as these Awards had relatively short vesting period and were made to retain and reward the performance of our senior executives there was no need to require further service conditions if the executive was still employed at the time of a change in control.

        In April 2013, we amended Mr. Crowley's employment agreement to eliminate a gross-up for taxes arising under Section 409A of the Code (relating to the payment of deferred compensation). We also eliminated these tax gross-ups for Mr. Baird and Mr. Campbell. In April 2014, in order to remain competitive with our peer companies, we amended Messrs. Baird and Campbell's contracts to provide for 12 months of base salary continuation in the event they are terminated involuntarily in the absence of a change of control. The specifics of each named executive officer's arrangements are described in further detail below under "Severance Benefits and Change of Control Arrangements."

Executive Compensation

Summary Compensation Table

        The following table provides information regarding the compensation that we paid to each person serving as our principal executive officer, our principal financial officer and each of our other three most highly compensated executive officers during the years indicated below (collectively, the "named executive officers").

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards ($)		Option Awards(2) ($)	All Other Compensation ($)		Total ($)
John F. Crowley	2014	$561,350	$522,055			$851,630	$815,445	(3)	$2,750,480
Chairman and chief	2013	561,350	262,712			705,165	1,815,570		3,344,797
executive officer	2012	561,350	286,288			1,074,313	1,814,780		3,736,731
William D. Baird III	2014	351,002	217,621	215,000	(4)	343,800	15,250	(5)	1,142,673
Chief financial officer	2013	334,750	110,334			326,940	15,005		787,029
	2012	225,000	152,450			698,826	9,380		1,085,656
Bradley L. Campbell	2014	386,957	248,000	509,000	(6)	343,800	15,503	(7)	1,503,260
President and chief operating	2013	351,399	123,621			363,267	15,365		853,652
officer	2012	340,000	117,640			544,845	14,765		1,017,250
Jay Barth, M.D.,	2014	323,077	384,000	107,500	(4)	387,500	15,232	(8)	1,217,309
Chief medical officer
Kenneth W. Peist	2014	285,490	132,753	107,500	(4)	180,600	15,213	(9)	721,556
Vice president,
legal and intellectual property

(1)
The 2014 amount represents bonuses earned in 2014 and paid in 2015. For Dr. Barth, this amount consists of $136,000 signing bonus paid in March 2014 and $248,000 bonus under our annual cash incentive plan.

(2)
The grant date fair value of option awards granted to our named executive officers was computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2014, filed with the SEC on Form 10-K on March 2, 2015, at Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation.

(3)
Includes $13,000 of 401(k) employer match, $800,000 of payments made in connection with reimbursements for medical expenses under Mr. Crowley's current employment agreement, $1,125 for health care savings account and $1,320 in life insurance premiums.

(4)
Pursuant their respective RSU agreements, Messrs. Baird, Barth and Peist's RSUs will vest 50% on May 10, 2015 and 50% on December 3, 2015.

(5)
Includes $13,000 of 401(k) employer match, $1,500 for health care savings account and $750 in life insurance premiums.

(6)
Pursuant to Mr. Campbell's RSU agreements, 50,000 restricted stock units will vest on May 10, 2015, 50,000 RSUs will vest on December 3, 2015 and 100,000 RSUs will vest on July 1, 2016.

(7)
Includes $13,000 of 401(k) employer match, $1,500 for health care savings account and $1,003 in life insurance premiums.

(8)
Includes $13,000 of 401(k) employer match, $1,500 for health care savings account and $732 in life insurance premiums.

(9)
Includes $13,000 of 401(k) employer match, $1,500 for health care savings account and $713 in life insurance premiums.

Grants of Plan-Based Awards

        The following table presents information concerning grants of equity awards to each of the named executive officers during 2014.

Name and Principal Position	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	All Other Option Awards: Number of Securities Underlying Options(2) (#)	Exercise Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards(3) ($)
John F. Crowley	1/3/2014		214,500	$3.19	$373,230
Chairman and chief executive officer	6/26/2014		230,000	3.82	478,400
William D. Baird, III	1/3/2014		90,000	2.45	156,600
Chief financial officer	4/10/2014	100,000		2.15	215,000
	6/26/2014		90,000	2.94	187,200
Bradley L. Campbell.	1/3/2014		90,000	2.45	156,600
President and chief operating officer	4/10/2014	100,000		2.15	215,000
	6/26/2014	100,000		2.94	294,000
	6/26/2014		90,000	2.94	187,200
Jay Barth, M.D.,	3/7/2014		175,000	2.29	283,500
Chief medical officer	4/10/2014	50,000		2.15	107,500
	6/26/2014		50,000	2.94	104,000
Kenneth W. Peist	1/3/2014		50,000	2.45	87,000
Vice president,	4/10/2014	50,000		2.15	107,500
legal and intellectual property	6/26/2014		45,000	2.94	93,600

(1)
Vesting of the RSU is subject to the participant's continuous service with the Company through the applicable vesting date. For the April 10, 2014 grants, fifty percent (50%) of the RSUs vest on May 10, 2015 and the remaining fifty percent (50%) vest on December 3, 2015. For the June 26, 2014 grant, 100% of the grant vests on July 1, 2016.

(2)
The option has a term of ten years and vests in accordance with the following schedule: 25% of the total number of shares vest on the first anniversary of the Grant Date and 1/48th of the total number of shares vest on the first day of the following 36 months.

(3)
The grant date fair value of option awards granted to our named executive officers in 2014 was computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2014, filed with the SEC on Form 10-K on March 2, 2015, at Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation. The grant date fair value of equity awards was determined based on the market value of the Company's shares on the grant date.

(4)
The Compensation Committee determined that Mr. Crowley's 2014 option grants would be granted with a strike price that was 130% of the closing price on the date of grant.

Outstanding Equity Awards at Year-End

        The following table presents the outstanding equity awards held by each of the named executive officers as of December 31, 2014.

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)(14)
John F. Crowley	280,000	—		$5.325	2/28/2016	—		$—
Chairman and chief	200,000	—		13.425	4/25/2017
executive officer	125,000	—		10.21	2/5/2018
	103,500	—		10.36	2/3/2019
	150,000	—		4.16	11/16/2019
	55,000	—		2.81	6/15/2020
	117,464	2,536	(2)	5.96	1/19/2021
	106,250	43,750	(3)	6.45	2/15/2022
	93,750	56,250	(3)	4.38	6/4/2022
	79,057	85,943	(5)	3.53	1/28/2023
	61,872	103,128	(6)	2.52	6/18/2023
	—	214,500	(7)	3.19	1/3/2024
	—	230,000	(8)	3.82	6/26/2024
William D. Baird III	116,650	58,350	(9)	4.66	4/16/2022	100,000	(12)	832,000
Chief financial officer	31,238	18,762	(4)	4.38	6/4/2022
	13,648	39,852	(5)	3.53	1/28/2023
	6,372	47,817	(6)	2.52	6/18/2023
	—	90,000	(7)	2.45	1/3/2024
	—	90,000	(8)	2.94	6/26/2024

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)(14)
Bradley L. Campbell	13,334	—		$8.175	5/11/2016	100,000	(12)	$832,000
President and chief	26,667	—		13.425	4/25/2017	100,000	(13)	832,000
operating officer	32,500	—		10.21	2/5/2018
	36,000	—		10.36	2/3/2019
	37,750	—		4.16	11/16/2019
	1,250	—		2.81	6/15/2020
	29,375	625	(2)	5.96	1/19/2021
	52,500	7,500	(10)	6.06	6/16/2021
	49,576	20,424	(3)	6.45	2/15/2022
	49,998	30,012	(4)	4.38	6/4/2022
	33,720	44,280	(5)	3.53	1/28/2023
	31,870	53,130	(6)	2.52	6/18/2023
	—	90,000	(7)	2.45	1/3/2024
	—	90,000	(8)	2.94	6/26/2024
Jay Barth, M.D.	—	175,000	(11)	2.29	3/3/2024	50,000	(12)	416,000
Chief medical officer	—	50,000	(8)	2.94	6/26/2024
Kenneth W. Peist	12,500	—		9.54	12/10/2017	50,000	(12)	416,000
Vice president, legal and	23,500	—		10.36	2/3/2019
intellectual property	20,500	—		4.16	11/16/2019
	20,500	—		2.81	3/16/2020
	29,375	625	(2)	5.96	1/19/2021
	30,620	4,380	(10)	6.06	6/16/2021
	24,788	10,212	(3)	6.45	2/15/2022
	21,872	13,128	(4)	4.38	6/4/2022
	2,916	18,231	(5)	3.53	1/28/2023
	2,916	21,876	(6)	2.52	6/18/2023
	—	50,000	(7)	2.45	1/3/2024
	—	45,000	(8)	2.94	6/26/2024

(1)
25% of the total number of shares subject to the option vest on the first anniversary of the date of grant and the remainder vest 1/36th per month thereafter.

(2)
The date of grant was January 19, 2011.

(3)
The date of grant was February 15, 2012.

(4)
The date of the grant was June 4, 2012.

(5)
The date of the grant was January 28, 2013.

(6)
The date of the grant was June 18, 2013.

(7)
The date of the grant was January 3, 2014.

(8)
The date of the grant was June 26, 2014.

(9)
The date of the grant was April 16, 2012.

(10)
The date of grant was June 16, 2011.

(11)
The date of grant was March 7, 2014.

(12)
Vesting of the RSU is subject to the participant's continuous service with the Company through the applicable vesting date. Fifty percent (50%) of the RSUs vest on May 10, 2015 and the remaining fifty percent (50%) vest on December 3, 2015. For the June 26, 2014 grant, 100% of the grant vests on July 1, 2016.

(13)
Vesting of the RSU is subject to the participant's continuous service with the Company through the applicable vesting date. One hundred percent (100%) of the grant vests on July 1, 2016.

(14)
The market value is based on the closing stock price of $8.32 on December 31, 2014, the last day of trading in 2014.

Option Exercises and Stock Vested at Year End

        Our executive officers must use pre-established trading plans to sell shares of Amicus Therapeutics, Inc. stock. Trading plans may only be entered into when the executive is not in possession of material non-public information about the Company, and we require a waiting period following the establishment of a trading plan before any trades may be executed. Our policy is designed to provide safeguards that will allow our executives an opportunity to realize the value intended by the Company in granting equity-based awards.

        The following table shows information regarding option exercises for each named executive officer during the year ended December 31, 2014.

Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized upon Exercise(1)
John F. Crowley	89,000	$269,981
Chairman and chief executive officer
William D. Baird III	45,311	166,697
Chief financial officer
Bradley L. Campbell	33,000	93,693
President and chief operating officer
Kenneth W. Peist	50,061	169,157
Vice president, legal and intellectual property

(1)
The value realized is the difference between the fair market value of a share of our common stock at the time of exercise and the option exercise price, multiplied by the number of shares acquired on each exercise.

Nonqualified Deferred Compensation

        Our Non Qualified Cash Deferral Plan (the "Deferral Plan") covers our executive officers and Board. The Deferral Plan, which provides the participants with an opportunity to defer the receipt of such participant's base salary and/or bonus. The Company does not match participants' voluntary contributions to the deferral plan. Earnings are determined solely by an executive's hypothetical investment of any amount deferred in any pre-selected investment permitted under the Deferral Plan. All amounts in the Deferral Plan are fully vested at all times.

Name and Principal Position	Executive Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year	Aggregate Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year
John F. Crowley	$281,970	—	—	$281,970
Chairman and chief executive officer

(1)
$107,952 of this amount is included in the salary column and $174,018 of this amount is included in the bonus column, respectively, of the summary compensation table as non-qualified deferral of salary and non-qualified deferral of bonus.

Severance Benefits and Change of Control Arrangements

        We have agreed to provide severance benefits and change of control arrangements to our current executives as described below.

        John F. Crowley.    We employ Mr. Crowley as our chief executive officer pursuant to an employment agreement, which was amended in April 2014. The agreement will continue for successive one-year terms until either Mr. Crowley or we provide written notice of termination to the other in accordance with the terms of the agreement. Upon the termination of his employment by us other than for cause, or if we decide not to extend Mr. Crowley's agreement at the end of any term, or if Mr. Crowley resigns for good reason, Mr. Crowley has the right to receive (i) a severance payment in an amount equal to his then current base salary payable over 18 months in accordance with our regular payroll practices, (ii) an additional payment equal to 150% of the target bonus for the year in which the termination occurs, (iii) continued Monthly Medical Payments for a period of 18 months, and (iv) continuation of health care coverage under COBRA with premiums to be paid by the Company for up to 29 months. Further, the vesting of all options then held by Mr. Crowley shall accelerate by one year. Mr. Crowley is not entitled to severance payments if we terminate him for cause or if he resigns without good reason.

        Further, if upon the termination of Mr. Crowley's employment by us other than for cause, or if we decide not to extend his employment agreement at the end of any term, or if Mr. Crowley resigns for good reason, in each case within twelve months following, a change of control in the Company, then Mr. Crowley has the right to receive (i) a severance payment in an amount equal to two times his then current base salary payable over 24 months in accordance with our regular payroll practices, (ii) an additional payment equal to 200% of the target bonus for the year in which the termination occurs, (iii) continued Monthly Medical Payments for a period of 24 months, and (iv) continuation of health care coverage under COBRA with premiums to be paid by the Company for up to 29 months. Further, the vesting of all remaining unvested options then held by Mr. Crowley would accelerate in full.

        Finally, if Mr. Crowley's employment ceases due to his death or disability, he (or his estate, as applicable) will be entitled to (i) continuation of the Monthly Medical Payments for 12 months, and (ii) continuation of health care coverage under COBRA with premiums to be subsidized by the Company for up to 12 months. We believe that the severance package for our chief executive officer is appropriate considering his role, responsibilities and his excellent historical service to the Company.

  Other Named Executive Officers.

        Baird, Barth and Campbell    We employ Mr. Baird as our chief financial officer, Dr. Barth as chief medical officer and Mr. Campbell as our president and chief operating officer, pursuant to their respective employment agreements. If any of these executive officers is terminated without cause, then the executive officer has the right to receive:

  •
  continuation of his base salary for 12 months;

  •
  an amount equal to the target bonus for such executive officer pro-rated for the number of months actually worked in the year of termination;

  •
  vesting on option awards then held by them will automatically accelerate by six months; and

  •
  continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of 12 months.

        In addition, if any of these executive officers is terminated other than for cause within 12 months following certain corporate changes or, if following those changes, the executive officer resigns for good reason, then the executive officer has the right to receive:

        continuation of his base salary for 18 months;

  •
  an amount equal to such executive officer is the target bonus;

  •
  any outstanding unvested stock options held by the executive officer will fully vest; and

  •
  continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of 18 months.

        Finally, if the executive's employment ceases due to his death or disability, he (or his estate, as applicable) will be entitled to continuation of health care coverage under COBRA with premiums to be subsidized by the Company for up to 12 months.

        Peist    We employ Mr. Peist as our vice president, legal and intellectual property, pursuant to his employment agreement. If Mr. Peist is terminated without cause, then he has the right to receive:

  •
  continuation of his base salary for 6 months;

  •
  an amount equal to the target bonus for such executive officer pro-rated for the number of months actually worked in the year of termination;

  •
  vesting on option awards then held will automatically accelerate by six months; and

  •
  continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of 12 months.

        In addition, if Mr. Peist is terminated other than for cause within twelve months following certain corporate changes or, if following those changes, Mr. Peist resigns for good reason, then Mr. Peist has the right to receive:

  •
  continuation of his base salary for 12 months;

  •
  an amount equal to such executive officer is the target bonus;

  •
  any outstanding unvested stock options held by the executive officer will fully vest; and

  •
  continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of 12 months.

        As a condition to the payment of the foregoing severance benefits, a departing executive officer is required to execute a general release of claims against the Company and its affiliates. Each named executive officer is bound by non-disclosure, inventions transfer, non-solicitation and non-competition covenants that prohibit the executive officer from competing with us during the term of his or her employment and for twelve months after termination of employment.

Potential Payments Upon Termination Without Cause or Resignation for Good Reason

        For each named executive officer the following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers if his employment had been terminated without cause or, in the case of Mr. Crowley, he resigned for good reason, on December 31, 2014.

Amounts below reflect potential payments pursuant to the severance agreements for such named executive officers.

Name and Principal Position	Salary Continuation ($)		Bonus ($)	Benefit Continuation ($)(1)		Value of Stock Option Vesting ($)(2)	Total ($)
John F. Crowley	843,968	(3)	506,381	1,268,627	(4)	1,575,966	4,194,942
Chairman and chief executive officer
William D. Baird, III	351,002	(5)	217,621	29,028		846,464	1,444,115
Chief financial officer
Bradley L. Campbell.	415,000	(5)	248,000	29,028		789 ,561	1,481,589
President and chief operating officer
Jay Barth, M.D.	400,000	(5)	248,000	29,028		562,480	1,239,508
Chief medical officer
Kenneth W. Peist	142,745	(6)	132,753	28,957		247,561	552,016
Vice president, legal and intellectual property

(1)
Other than with respect to Mr. Crowley, benefits to be continued consist of COBRA premiums paid by the Company for 12 months.

(2)
Value of the options that would accelerate upon such event are valued using the closing stock price of $8.32 on December 31, 2014.

(3)
Base salary paid over 18 month period following such termination of employment.

(4)
Benefits to be continued consist of estimated healthcare costs and health insurance premiums for Mr. Crowley's family.

(5)
Base salary paid over 12 month period following such termination of employment.

(6)
Base salary paid over 6 month period following such termination of employment.

Potential Payments Upon Termination Due to Change of Control

        The following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers, if his employment had been terminated due to a termination without cause or a resignation with good reason on December 31, 2014, assuming that such termination occurs within twelve months following a change of control or, in the case of Mr. Crowley, within three months prior to or twelve months following the date on which the change of control occurs.

Name and Principal Position	Salary Continuation ($)		Bonus ($)	Benefit Continuation ($)(1)		Value of RSU Vesting ($)(2)	Value of Stock Option Vesting ($)	Total ($)
John F. Crowley	$1,125,290	(3)	$675,174	$1,668,629	(4)	$—	$3,454,617	$6,923,710
Chairman and chief executive officer
William D. Baird, III	526,503	(5)	217,621	43,542		832,000	1,768,213	3,387,879
Chief financial officer
Bradley L. Campbell	622,500	(5)	248,000	43,542		1,664,000	1,707,620	4,285,662
President and chief operating officer
Jay Barth M.D.	600,000	(5)	248,000	43,542		416,000	1,324,250	2,631,792
Chief medical officer
Kenneth W. Peist	285,490	(6)	—	28,957		416,000	832,002	1,562,449
Vice president, legal and intellectual property

(1)
Other than with respect to Mr. Crowley, benefits to be continued consist of COBRA premiums paid by the Company for 18 months (12 months for Mr. Peist).

(2)
Value of the options and RSUs that would accelerate upon such event are valued using the closing stock price of $8.32 on December 31, 2014.

(3)
Base salary paid over 24 month period following such termination of employment.

(4)
Benefits to be continued consist of estimated healthcare costs and health insurance premiums for Mr. Crowley's family.

(5)
Base salary paid over 18 month period following such termination of employment.

(6)
Base salary paid over 12 month period following such termination of employment.

Potential Payments Upon Termination Due to Death or Disability

        The following sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers other than Mr. Peist who is not entitled to benefits due to death or disability, if his employment had been terminated due to death or disability on December 31, 2014.

Name and Principal Position	Benefit Continuation ($)(1)	Total ($)
John F. Crowley	$828,399	$828,339
Chairman and chief executive officer
William D. Baird, III	29,028	29,028
Chief financial officer
Bradley L. Campbell	29,028	29,028
President and chief operating officer
Jay Barth, M.D.	29,028	29,028
Chief medical officer

(1)
Benefits to be continued consist of COBRA and HSA premiums paid by the Company for 12 months following such termination.

Director Compensation

        Pursuant to our Director Compensation Policy, each member of our Board who is not our employee received the following cash compensation for Board services during 2014, as applicable:

  •
  $30,000 per year for service as lead independent director;

  •
  $30,000 per year for service as a Board member;

  •
  $30,000 per year for service as chairperson of the Audit Committee (inclusive of committee membership fees described below);

  •
  $30,000 for service as a financial expert;

  •
  $20,000 per year for service as chairperson of the Compensation Committee (inclusive of committee membership fees described below);

  •
  $12,500 per year for service as chairperson of the Nominating/Corporate Governance Committee or the Science and Technology Committee (inclusive of committee membership fees described below); and

  •
  $10,000 per year for service as a member of the Audit Committee and $5,000 per year for service as a member of the Compensation Committee, the Nominating and Corporate Governance Committee or the Science and Technology Committee.

        Pursuant to the 2007 Director Option Plan, each director automatically receives an annual grant of options to purchase 15,000 shares, subject to adjustment, on the date of our Annual Meeting of Stockholders and the grants will vest in full at the next Annual Meeting of Stockholders. At the end of 2011, as part of its review of our director compensation and with the assistance of Pay Governance, the Nominating and Corporate Governance Committee determined that the annual option grant should be increased from 10,000 shares to 15,000 shares to remain current with market compensation practices. The exercise price of each option granted to a non-employee director will be equal to 100% of the fair market value on the date of grant of the shares covered by the option. Options will have a maximum term of 10 years measured from the grant date, subject to termination in the event of the optionee's cessation of Board service. All of our directors are also eligible to participate in our 2007 Equity Incentive Plan.

        Each of our new, independent Board members receives options to purchase 30,000 shares of our Common Stock in connection with their election to the Board. These Board members include Drs. Barer and Love, Ms. McGlynn and Mr. Essner. The exercise price of these stock options is equal to 100% of the fair market value on the date of grant of the shares covered by the stock option. Unlike the annual grant to our directors, but consistent with our grants to our named executive officers, these initial grant awards vest over a four year period with 25% vesting one year after the vesting commencement date and the remainder vesting ratably each month thereafter in equal installments over a three year period subject to continued service as a director. We expect to make additional initial grants of stock options to any new Board members in the future.

Summary Director Compensation Table

        The following table provides information regarding the compensation that we paid to each of our directors during the year ended December 31, 2014.

Name	Fees Earned ($)		Option Awards(8) ($)	Total ($)
Glenn P. Sblendorio(4)	$90,000	(1)	$29,753	$125,252
Robert Essner(4)	40,000	(1)	29,753	69,753
Michael G. Raab(3)(4)	45,000	(1)	29,753	74,753
James N. Topper, M.D., Ph.D.(3)(6)(10)	47,500	(2)	29,753	77,253
Ted W. Love, M.D.(5)(6)	40,000	(1)	29,753	69,753
Sol J. Barer, Ph.D.(3)	35,000	(1)	29,753	64,753
Donald J. Hayden, Jr.(5)(7)	72,500	(1)	29,753	102,253
M. James Barrett, Ph.D.(5)(6)(9)	40,000	(2)	29,753	69,753
Margaret G. McGlynn, R.Ph.(3)(5)	55,000	(1)	29,753	84,753

(1)
Represents fees paid to Director pursuant to Director Compensation Policy.

(2)
Represents fees paid to fund managed by Director.

(3)
Member of Compensation Committee.

(4)
Member of Audit Committee.

(5)
Member of Nominating/Corporate Governance Committee.

(6)
Member of Science & Technology Committee.

(7)
Lead Independent Director.

(8)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2014, filed with the SEC on Form 10-K on March 2, 2015, at Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation. Subject generally to continued service, the options vest one year from date of grant.

(9)
M. James Barrett, Ph.D tendered his resignation from the Board effective March 1, 2015.

(10)
On April 9, 2015, James N. Topper, M.D., Ph. D. notified the Company that he will not stand for re-election to the BOD at the Company's 2015 Annual Meeting of Stockholders, as a result his term will end at the completion of the 2015 Annual Meeting of Stockholders.

        As of December 31, 2014, our non-employee directors had the following number of stock options outstanding:

Name	Aggregate Options Outstanding	Vested/Unvested
Michael G. Raab	85,000	70,000/15,000
James N. Topper, M.D., Ph.D.	70,000	70,000/15,000
Glenn P. Sblendorio.	75,000	60,000/15,000
Sol J. Barer, Ph.D.	105,000	90,000/15,000
Donald J. Hayden, Jr.	155,000	131,240/23,760
M. James Barrett, Ph.D	50,000	50,000/-
Margaret G. McGlynn, R.Ph.	95,000	80,000/15,000
Ted W. Love, M.D.	60,000	33,750/26,250
Robert Essner	60,000	33,125/26,875

        Commencing with the adoption of the Cash Deferral Plan on July 1, 2014, non-employee directors are also eligible to defer board fees pursuant to the terms of the Cash Deferral Plan, described more fully above.

Nonqualified Deferred Compensation

        Our Deferral Plan covers our executive officers and members of our Board. The Company's Deferral Plan, which provides the participants with an opportunity to defer the receipt of such participant's base salary, bonus and director's fees, as applicable. The Company does not match participants' voluntary contributions to the deferral plan.

Name and Principal Position	Director Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year	Aggregate Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year
Glenn P. Sblendorio	$4,500	—	—	$4,500

(1)
Amount deferred is reflected in the "Fees Earned" column above in the Summary Director Compensation Table.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee is comprised entirely of independent directors. The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears in this Proxy Statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and our 2014 Annual Report on Form 10-K.

Members of the Amicus Therapeutics, Inc.

Compensation Committee:

Margaret G. McGlynn, R.Ph., Chair
Sol J. Barer, Ph.D.
Michael G. Raab

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed to be incorporated by reference into any such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions in our Common Stock with the SEC. To our knowledge, based solely on our review of copies of the reports received by us and written representations by these individuals that no other reports were required, all such Section 16(a) filing requirements were met, except that the Form 4 of Mr. Love was filed late in connection with his acquisition of shares of our Common Stock on November 25, 2014.

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS

        Our Board maintains a formal policy for the review of any transaction, arrangement or relationship in which Amicus is a participant and one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members), each of whom we refer to as a "related party," has a direct or indirect interest. If a related party proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related party transaction," the related party must report the proposed transaction to our controller. The proposed related party transaction must be reviewed and, if deemed appropriate, approved by the Board's Audit Committee prior to entry into such transaction, or ratified as soon as reasonably practicable after discovery that approval is required.

        The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is not inconsistent with the Company's best interests and does not violate its Code of Business Conduct and Ethics. Any related party transactions that are ongoing in nature will be reviewed annually. The Audit Committee will review and consider such information regarding the related party transaction as it deems appropriate under the circumstances.

CODE OF CONDUCT AND ETHICS

        We have adopted a code of conduct and ethics that applies to all of our employees, including our principal executive officer and principal financial and accounting officer, and our directors. The text of the code of conduct and ethics is posted on our web site at www.amicusrx.com and will be made available to stockholders without charge, upon request, in writing to Secretary, c/o Amicus Therapeutics, Inc. at 1 Cedar Brook Drive, Cranbury, New Jersey 08512. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial and accounting officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless web site posting of such amendments or waivers is then permitted by the rules of NASDAQ.

 PROPOSAL NO. 1—ELECTION OF DIRECTORS

        The Board has voted to nominate Sol J. Barer, Ph.D. and Donald J. Hayden, Jr. for election at the Annual Meeting for a term of three years to serve as Class II directors until the 2018 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. The Class III directors—John F. Crowley, Margaret G. McGlynn, R.Ph., Michael G. Raab, and Glenn P. Sblendorio—and the Class I directors—Robert Essner and Ted W. Love, M.D.—will serve until the Annual Meetings of Stockholders to be held in 2016 and 2017, respectively, and until their respective successors have been elected and qualified.

        Unless authority to vote for any of these nominees is withheld, the shares represented by the signed and dated proxy cards will be voted FOR the election as directors of Sol J. Barer, Ph.D. and Donald J. Hayden. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted at the discretion of the individuals designated as proxies on the proxy cards. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

        A plurality of the shares voted at the Annual Meeting is required to elect each nominee as a director.

        The Board recommends the vote "FOR" the election of each of Sol J. Barer, Ph.D. and Donald J. Hayden, Jr. as a director, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

 PROPOSAL NO. 2—APPROVE AND ADOPT
AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

  Description of the Amendment

        The Board has adopted a resolution to amend our Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock, par value $.01 per share, that we are authorized to issue from 125,000,000 to 250,000,000 shares and has directed that the proposed amendment be submitted to our stockholders for their approval and adoption. The amendment will not change the number of shares of preferred stock that are authorized (10,000,000 shares), and the total authorized shares will be increased from 135,000,000 to 260,000,000. The amendment will replace the first sentence of Section 4 of our current Restated Certificate of Incorporation with the following language:

        FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Two Hundred Sixty Million (260,000,000) shares, consisting solely of: Two Hundred Fifty Million (250,000,000) shares of common stock, par value $.01 per share ("Common Stock"); and Ten Million (10,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock").

  Background

        We may issue shares of capital stock to the extent such shares have been authorized under our Restated Certificate of Incorporation. Currently, we are authorized to issue up to 125,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share.

        As of March 31, 2015, the total shares of common stock issued and outstanding and reserved for issuance pursuant to outstanding warrants, options, and preferred stock equaled 114,853,429 as follows:

  •
  96,375,015 shares of common stock issued and outstanding;

  •
  10,602,701 shares of common stock reserved for issuance pursuant to options to purchase common stock outstanding;

  •
  1,600,000 shares of common stock reserved for the issuance pursuant to warrants to purchase common stock outstanding;

  •
  955,000 shares of common stock reserved for the issuance pursuant to unvested RSUs;

  •
  5,295,151 shares of common stock available for issuance under our 2007 Equity Incentive and Director Plans and

  •
  25,562 shares of common stock to be issued to a former Callidus stockholder.

        As a result, we have only 10,146,571 unreserved shares of common stock available for issuance. There are no shares of preferred stock outstanding.

  Reason for the Proposal

        We have incurred losses to date and expect to continue to generate losses over the next couple of years as we continue and support our transformation from a development stage company into a commercial biotechnology company and continue preclinical development and the clinical development of other programs. These activities are expected to expand over time and will require further resources if we are to be successful. Because we have not generated commercial sales revenue to date and we expect our losses will continue in the near future, we will need to raise additional capital through a range of activities including equity offerings or other business development opportunities. Our Board believes that the current amount of unreserved shares of common stock is insufficient for our future financing needs because it is likely that the sale of shares of common stock will be one of the principal means by which we will raise additional capital until such time as we are able to generate earnings sufficient to finance our operations. For similar reasons, our Board may also consider using common stock to acquire, or invest in, complementary businesses, technologies, products or assets. Although our Board has no current plan, arrangement or commitment to issue additional shares of common stock for the purposes described above, the Board believes that it is in the best interest of the Company and our stockholders to have a sufficient number of authorized but unissued shares of common stock available for issuance in the future for such purposes.

        In addition, increasing the number of shares of common stock available for issuance to 250 million will more properly align the Company with our peer group established by the Compensation Committee of the Board and set forth in this proxy statement that is being mailed to stockholders in connection with our 2015 Annual Meeting of Stockholders to be held on June 10, 2015. On average, the companies in our peer group are authorized to issue approximately 200 million shares of common stock. Increasing our authorized shares to 250 million will afford us the financing flexibility enjoyed by our peers and better allow us to compete with these companies.

        If this proposal is approved, all or any of the authorized shares may be issued without further stockholder action (unless such approval is required by applicable law or regulatory authorities) and without first offering those shares to the stockholders for subscription. The issuance of Common Stock in any manner other than on a pro-rata basis to all stockholders would reduce the proportionate interest in the Company of each stockholder. Our stockholders have no preemptive rights to subscribe for additional shares of Common Stock when issued.

  Possible Anti-Takeover Effects of the Amendment

        The proposed amendment to our Restated Certificate of Incorporation is not being recommended in response to any specific effort of which our Board is aware to obtain control of the Corporation, and our Board does not intend or view the proposed increase in authorized common stock as an anti-takeover measure. However, the ability of our Board to authorize the issuance of the additional shares of common stock that would be available if the proposed amendment is approved and adopted could have the effect of discouraging or preventing a hostile takeover.

        The Board recommends the vote "FOR" the proposal to approve and adopt an amendment to our Restated Certificate of Incorporation to increase the authorized shares of common stock to 250,000,000 shares.

 PROPOSAL NO. 3—INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2015. The Board proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2014. We expect that representatives of Ernst & Young will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2014 and 2013, and fees billed for other services rendered by Ernst & Young LLP during those periods. All of such fees were approved by the Audit Committee.

	December 31,
	2014	2013
Audit Fees	$598,091	$555,139
All Other Fees	—	1,995

Total	$598,091	$557,134

        Fees for audit services included fees associated with the annual audit, an audit of our internal controls over financial reporting and reviews of the quarterly reports on Form 10-Q for both 2014 and 2013. In 2014, the audit fees also included costs of $80,000 associated with the review of our Forms S-3 and related Prospectus Supplement for the At the Market financing completed in March 2014 and the reviews of our Prospectus related to our stock offering that was completed in November 2014. All other fees in 2013 were for the subscription fees paid for access to the Ernst & Young LLP on-line Accounting & Auditing Research Tool.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

        Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit an aggregate estimate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

  1.
  Audit services include audit work performed in the preparation of financial statements, as well as work that only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

  2.
  Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

  3.
  Tax services include all services performed by the independent registered public accounting firm's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

  4.
  Other Fees are those associated with services not captured in the other categories.

        Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

        In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

        The affirmative vote of a majority of the shares voted affirmatively or negatively on the matter at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

        The Board recommends the vote "FOR" to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, and proxies solicited by the Board will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

REPORT OF AUDIT COMMITTEE

        The Audit Committee of the Board, which currently consists entirely of directors who meet the independence and experience requirements of the rules and regulations of NASDAQ and the Exchange Act, has furnished the following report.

        The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our financial reporting process on behalf of the Board, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2014, the Audit Committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended 2014 with management and Ernst & Young LLP, our independent registered public accounting firm;

  •
  Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

  •
  Received written disclosures and the letter from Ernst & Young LLP regarding its communications with the Audit Committee concerning independence as required by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee further discussed Ernst & Young's independence with Ernst & Young LLP. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

        Based on the Audit Committee's review of the audited financial statements, discussions with management and Ernst & Young LLP and written disclosures and the letter from Ernst & Young LLP regarding its communications with the Audit Committee concerning independence as required by applicable requirements of the Public Company Accounting Oversight Board, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

Members of the Amicus Therapeutics, Inc.
Audit Committee

Glenn P. Sblendorio, Chair
Robert Essner
Michael G. Raab

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed to be incorporated by reference into any such filing.

 PROPOSAL NO. 4—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules. This proposal, which is commonly referred to as "say-on-pay," is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years. In accordance with the results of this advisory vote at the 2014 Annual Meeting, the Company's Board determined that the Company will hold an advisory vote on the compensation of the Company's named executive officers every year.

        Our executive compensation program for our executive officers is designed to attract, motivate, and retain individuals of superior ability and managerial talent who can successfully perform and succeed in our environment. Our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate performance. This program contains elements of cash and equity-based compensation designed to align the interests of our executives with those of our stockholders as well as increase the incentive to achieve key strategic and financial performance measures by linking compensation opportunities and actual compensation earned through our pay-for-performance compensation program to the achievement of corporate goals. We also make equity grants designed to align our named executive officers' compensation to the long-term performance of Amicus in addition to creating an ownership culture that helps unify the interests of our executives and stockholders. Our Board and the Compensation Committee regularly review the compensation programs for our named executive officers and undertake a comprehensive annual review to ensure that our compensation policies and programs align with current market practices and the interests of our stockholders.

        The "Compensation Discussion and Analysis" section of this proxy statement describes in detail our executive compensation program and the decisions made by the Compensation Committee with respect to the fiscal year ended December 31, 2014.

        In 2014, the Company made significant progress in refocusing its business strategy to develop next-generation ERTs to treat a variety of LSDs, while completing the two Phase 3 studies of its chaperone monotherapy for Fabry disease. The Company will complete regulatory filings to seek approval in the EU and U.S. for approval of migalastat as a monotherapy for the treatment of Fabry disease in 2015. The Company also strengthened its balance sheet in 2014 with the completion of a $40 million ATM financing transaction and a $103.5 million secondary stock offering while carefully managing expenses. Together these actions gave us more than 18 months of cash runway at the beginning of 2017.

        In addition, in 2014, we continue to take measures to better align our compensation program with best practices and stockholder interests by, among other actions, reducing the amount of payments made to our chief executive officer for medical expenses and associated tax liabilities incurred for the treatment of a rare medical condition afflicting two members of his immediate family from $1.8 million per year to $800,000 per year, retroactive to January 1, 2014. We also did not increase Mr. Crowley's base salary in 2014. In addition, the Compensation Committee determined that Mr. Crowley's January 2014 option grant would be granted with a strike price that was 130% of the closing price on the date of grant. We believe that premium-priced options further enhance the performance-based nature of stock options.

        Our Board is therefore asking stockholders to approve, on an advisory basis, the following resolution:

  "RESOLVED, that the compensation paid to the named executive officers of Amicus Therapeutics, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved."

        As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof), create or imply any change to our fiduciary duties or those of our Board (or any committee thereof), or create or imply any additional fiduciary duties for us or our Board (or any committee thereof). However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

OTHER MATTERS

        The Board knows of no other business which will be presented to the 2015 Annual Meeting. If any other business is properly brought before the 2015 Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the individuals named as proxies on the proxy card.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

        If you wish to submit a proposal to be considered for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by the Secretary of the Company no later than December 31, 2015. Proposals received after that date will not be included in the proxy materials we send out in connection with the 2016 Annual Meeting of Stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. To be timely, stockholder notice of any such proposal must be received by us not earlier than December 1, 2015 and not later than December 31, 2015; provided, however, that in the event that the date of the 2016 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2015 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90 day prior to such 2016 Annual Meeting of Stockholders and not later than the close of business on the later of the 60th day prior to such 2016 Annual Meeting of Stockholders or the 10th day following the day on which we make a public announcement of the date of the 2016 Annual Meeting of Stockholders. All stockholder proposals should be marked for the attention of Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.amicusrx.com and is available in paper form to beneficial owners of our Common Stock without charge upon written request to Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.

DELIVERY OF PROXY MATERIALS

        Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this Proxy Statement, the Notice of 2015 Annual Meeting of Stockholders and our Annual Report to Stockholders may have been sent to multiple stockholders in your household. Householding is designed to reduce duplicate mailings and save significant printing and postage costs. If you receive a household mailing this year and would like to receive additional copies of this Proxy Statement, the Notice of 2015 Annual Meeting of Stockholders and our Annual Report to Stockholders, please call us at (609) 662-2000 or send a written request to Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512. If you want to receive separate copies of our Proxy Statement, Notice of our Annual Meeting of Stockholders and our Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

ANNUAL MEETING OF STOCKHOLDERS OF Amicus Therapeutics, Inc. June 10, 2015 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at http://www.astproxyportal.com/ast/15417/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Sol J. Barer, Ph.D. O Donald J. Hayden, Jr. 2. Proposal to approve an amendment to our Restated Certificate of Incorporation to increase the number of shares of common stock. 3. Proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Amicus Therapeutics, Inc. for fiscal year ending December 31, 2015. 4. Proposal to approve, on an advisory basis, the Company's executive compensation. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. ------------------ ---------------- 20233030000000000000 4 061015 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Sol J. Barer, Ph.D. O Donald J. Hayden, Jr. 2. Proposal to approve an amendment to our Restated Certificate of Incorporation to increase the number of shares of common stock. 3. Proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Amicus Therapeutics, Inc. for fiscal year ending December 31, 2015. 4. Proposal to approve, on an advisory basis, the Company's executive compensation. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF Amicus Therapeutics, Inc. June 10, 2015 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x ------------------ ---------------- 20233030000000000000 4 061015 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/15417/

AMICUS THERAPEUTICS, INC. 1 Cedar Brook Drive Cranbury, NJ 08512 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Amicus Therapeutics, Inc. hereby appoints Bradley L. Campbell and William D. Baird III as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Amicus Therapeutics, Inc. held of record by the undersigned on April 16, 2015, and which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey, 08512 on June 10, 2015, or any adjournment or postponement thereof. This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of Amicus Therapeutics, Inc. prior to the meeting or by filing with the Secretary of Amicus Therapeutics, Inc. prior to the meeting a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of Amicus Therapeutics, Inc. on a form provided at the Annual Meeting. The undersigned hereby acknowledges receipt of a notice of Annual Meeting of Stockholders of Amicus Therapeutics, Inc. called for June 10, 2015 and the Proxy Statement for the Annual Meeting, each dated April 29, 2015, prior to the signing of this proxy. (Continued and to be signed on the reverse side) 1 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 COMMENTS: 1.1

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS—2014
Summary Compensation Table
PROPOSAL NO. 1—ELECTION OF DIRECTORS
PROPOSAL NO. 2—APPROVE AND ADOPT AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
PROPOSAL NO. 3—INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 4—ADVISORY VOTE ON EXECUTIVE COMPENSATION